      As Filed with the Securities and Exchange Commission on June 21, 2002
                                                      Registration No. 333-89200


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ____________________________

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                                THE STANLEY WORKS
             (Exact Name of Registrant as Specified in its Charter)

          CONNECTICUT                            3420                         06-0548860
(State or Other Jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)         Identification No.)

                                The Stanley Works
                               1000 Stanley Drive
                         New Britain, Connecticut 06053
                            Telephone: (860) 225-5111
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                       AND

                             THE STANLEY WORKS, LTD.
             (Exact Name of Registrant as Specified in its Charter)

            BERMUDA                                 3420                         NOT APPLICABLE
(State or Other Jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
Incorporation or Organization)           Classification Code Number)          Identification No.)

                            c/o The Corporate Center
                              Bush Hill, Bay Street
                              Bridgetown, Barbados
                            Telephone: (246) 430-5373
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                   of Registrant's PrincipalExecutive Offices)

                              Bruce H. Beatt, Esq.
                  Vice President, General Counsel and Secretary
                                The Stanley Works
                               1000 Stanley Drive
                         New Britain, Connecticut 06053
                            Telephone: (860) 225-5111
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code of Agent for Service)
                          ____________________________
                                   Copies to:
                             Margaret L. Wolff, Esq.
                               Sean C. Doyle, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522
                                 (212) 735-3000
                          ____________________________


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.
                          ____________________________

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                 ______________

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

LOGO

                                                     June [   ], 2002
Dear Fellow Shareholder:

      You are cordially invited to attend Stanley's special meeting of shareholders to be held at [time] on [month day], 2002 at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut (see directions, inside back cover). At the special meeting, you will be asked to reconsider a proposal to reorganize The Stanley Works by changing its place of incorporation from Connecticut to Bermuda. Although we believe that the shareholder vote on our reorganization proposal at the annual meeting held on May 9, 2002 was fair and appropriate, a number of concerns were raised about the vote. Any mistakes that were made were unintentional, and we did our best to clear up any confusion. However, even the appearance of impropriety is unacceptable so our board of directors has authorized a revote on the reorganization. This provides another opportunity to explain why a reincorporation is important to our future.


      In today's global economy, numerous foreign competitors, including some former U.S. companies which recently reincorporated in Bermuda, pay lower taxes on their worldwide operations. The U.S. tax rules place us at a competitive disadvantage in the global marketplace. We believe that companies that are not able to compete ultimately disappear or are acquired by stronger companies that are often incorporated outside of the United States. An editorial entitled "The Flight to Bermuda" appearing in the Wall Street Journal on May 16, 2002 points out that 78% of all large international acquisitions between 1998 and 2001 involved foreign companies taking over U.S. companies. This usually results in the loss of U.S. headquarters and U.S. jobs. We believe that tax advantages play a big role in this phenomenon. In our view, our reincorporation in Bermuda is necessary in order to create a level playing field enabling us to become a stronger, more competitive company. Becoming a stronger company allows us to preserve thousands of U.S. jobs and create new ones. It is our goal to keep our management in the U.S. and our headquarters in New Britain, Connecticut.


      In addition, it is important to keep the record straight on another key point. We do not believe this is about taking tax dollars away from the United States government. We also believe the reorganization will enhance our ability to grow internationally and potentially attract non-U.S. investors.


      Turning to the reincorporation proposal that we are asking you to consider -- it has been modified in certain important respects as it relates to shareholder rights. The "fair price" requirements for certain business combinations that were in Stanley Bermuda's bye-laws have been eliminated, and Stanley Bermuda's bye-laws now include a requirement that a sale of all or substantially all of Stanley Bermuda's assets must have the approval of the holders of a majority of the outstanding Stanley Bermuda common shares. Other than these changes the proposal is the same as the proposal you considered at our annual meeting on May 9. If the reorganization is completed, the shares you own of The Stanley Works (Stanley Connecticut) will automatically convert into the right to receive common shares of The Stanley Works, Ltd. (Stanley Bermuda). The number of Stanley Bermuda shares you will own will be the same as the number of Stanley Connecticut shares you own immediately prior to the completion of the reorganization, and your relative economic ownership in the company will remain unchanged. The Stanley Connecticut common stock is currently traded on the New York Stock Exchange under the symbol "SWK" and, immediately following the reorganization, the Stanley Bermuda common shares will be traded on the NYSE under the same symbol. Your Board of Directors has unanimously adopted the Agreement and Plan of Merger to facilitate the reorganization and recommends that you vote "FOR" its approval. If you approve the Agreement and Plan of Merger, we expect that the reorganization will be completed promptly following the meeting. This proxy statement/prospectus provides you with detailed information regarding the reorganization. We encourage you to read this entire document carefully. Please consider the risk factors beginning on page 19.



      Our tax advisor, Ernst & Young LLP, has advised us that generally for U.S. federal income tax purposes a shareholder of Stanley Connecticut who is a U.S. holder will recognize gain, if any, but not loss, on the receipt of Stanley Bermuda common shares in exchange for Stanley Connecticut common stock pursuant to the reorganization to the extent that the trading price of such Stanley Bermuda common shares on the effective date of the reorganization exceeds the holder's adjusted tax basis in the Stanley Connecticut common stock exchanged therefor. We urge you to consult your own tax advisor regarding your particular tax consequences of the reorganization.



      Whether or not you plan to attend the special meeting, it is important that your shares be represented. PLEASE VOTE BY MAIL, TELEPHONE OR THE INTERNET.



      Thank you very much for your support. Stanley Works has a wonderful 159-year history, and our job is to take actions that will enable the company to be around for another 159 years.


                                          Very truly yours,

                                          John M. Trani

                                          Chairman and Chief Executive Officer

      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

      This proxy statement/prospectus is dated June [day], 2002 and is first being mailed to shareholders on or about June [day], 2002.


      This proxy statement/prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of the incorporated documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) will be furnished upon request without charge to each person to whom this proxy statement/prospectus is delivered. Written requests should be made by [month day], 2002 and should be directed to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, attention: Office of the Secretary, Telephone: (860) 225-5111.

    ----------------------------------------------------------------------------
     The Stanley Works
    ----------------------------------------------------------------------------

                    Notice of Special Meeting of Shareholders

                                 June [ ], 2002


To the Shareholders of The Stanley Works:

      NOTICE IS HEREBY GIVEN that a special meeting of shareholders of The Stanley Works will be held at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut on [day of week], [Month day], 2002 at [time] for the following purposes:

      (1) To approve the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, between The Stanley Works, Ltd. and The Stanley Works, whereby The Stanley Works will change its place of incorporation from Connecticut to Bermuda by merging an indirect, wholly-owned subsidiary of The Stanley Works, Ltd. to be named Stanley Mergerco, Inc. (that will be formed prior to the special meeting) into The Stanley Works, which will be the surviving entity and become a wholly-owned, indirect subsidiary of The Stanley Works, Ltd., and pursuant to which each share of The Stanley Works (together with the associated preferred stock purchase right) will automatically convert into the right to receive a share of The Stanley Works, Ltd. (together with an associated preferred share purchase right) and all current shareholders of The Stanley Works will become shareholders of The Stanley Works, Ltd.

      (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on May 23, 2002 are entitled to vote at the meeting.

                                                     Bruce H. Beatt

                                                     Secretary

--------------------------------------------------------------------------------
                                    IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR THE INTERNET.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..............................................iii
QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION...........................................................1
SUMMARY..................................................................................................8
   Parties to the Merger.................................................................................8
   The Reorganization....................................................................................9
   Reasons for the Reorganization........................................................................9
   Rights of Shareholders...............................................................................11
   Conditions to Consummation of the Reorganization.....................................................14
   Shareholders' Appraisal Rights.......................................................................15
   Stock Exchange Listing; Recent Stock Prices..........................................................15
   Accounting Treatment of the Reorganization...........................................................15
   Special Meeting......................................................................................15
   Vote Required........................................................................................15
   Recommendation of the Board of Directors.............................................................16
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.........................................................17
SUMMARY PRO FORMA FINANCIAL INFORMATION.................................................................18
RISK FACTORS............................................................................................19
THE REORGANIZATION......................................................................................22
   Structure of the Reorganization......................................................................22
   Background and Reasons for the Reorganization........................................................22
   The Merger Agreement.................................................................................25
   Conditions to Consummation of the Merger.............................................................25
   Effective Time.......................................................................................26
   Amendment or Termination.............................................................................26
   Share Conversion; Exchange of Shares.................................................................26
   Management of Stanley Bermuda........................................................................27
   Shareholders' Appraisal Rights.......................................................................27
   Dividends............................................................................................27
   Stock Compensation Plans; Benefit Plans and Employment Agreements....................................28
   Interests of Certain Persons in the Reorganization...................................................28
   Stock Exchange Listing...............................................................................29
   Accounting Treatment of the Reorganization...........................................................29
THE SPECIAL MEETING.....................................................................................30
   When and Where the Special Meeting Will be Held......................................................30
   What Will be Voted Upon..............................................................................30
   Only Stanley Connecticut Shareholders of Record as of May 23, 2002 Are Entitled to Vote..............30
   Majority of Outstanding Shares Must be Represented For a Vote to be Taken............................30
   Vote Required For Approval...........................................................................30
   Voting Your Shares Registered in Your Name or Held in "Street Name"..................................31
   Voting Your Shares Held in the Stanley Account Value (401(k)) Plan...................................31
   Changing Your Vote by Revoking Your Proxy............................................................32
   How Proxies Are Counted..............................................................................33
   Confidential Voting..................................................................................33
   Cost of Solicitation.................................................................................33
   Shareholder Proposals................................................................................33
DESCRIPTION OF AUTHORIZED SHARES OF THE STANLEY WORKS, LTD..............................................35
   Authorized Share Capital.............................................................................35
   Voting...............................................................................................35
   Dividend Rights......................................................................................35
   Redemption and Conversion............................................................................35
   Stock Exchange Listing...............................................................................35
   Changes to Rights of a Class or Series...............................................................35
   Quorum for General Meetings..........................................................................36


   Rights upon Liquidation..............................................................................36
   Sinking Fund.........................................................................................36
   Liability for Further Calls or Assessments...........................................................36
   Preemptive Rights....................................................................................36
   Repurchase Rights....................................................................................36
   Compulsory Acquisition of Shares Held by Minority Holders............................................36
   Transfer Agent.......................................................................................37
   Preferred Shares.....................................................................................37
   Anti-Takeover Provisions.............................................................................37
COMPARISON OF RIGHTS OF SHAREHOLDERS....................................................................40
INCOME TAX CONSEQUENCES OF THE REORGANIZATION...........................................................49
   U.S. Federal Income Tax Consequences to Shareholders.................................................49
   Bermuda Income Tax Consequences of the Reorganization................................................52
   Barbados Income Tax Consequences of the Reorganization...............................................52
EXPERTS.................................................................................................53
LEGAL MATTERS...........................................................................................53
WHERE YOU CAN FIND MORE INFORMATION.....................................................................54
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................................54
PART II INFORMATION NOT REQUIRED IN PROSPECTUS...........................................................1
SIGNATURES...............................................................................................4
SIGNATURES...............................................................................................5


ANNEX I        -   AGREEMENT AND PLAN OF MERGER
ANNEX II       -   MEMORANDUM OF ASSOCIATION OF THE STANLEY WORKS, LTD.
ANNEX III      -   AMENDED AND RESTATED BYE-LAWS OF THE STANLEY WORKS, LTD.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This document contains or incorporates by reference forward-looking statements by Stanley Connecticut within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the reorganization and Stanley Connecticut's financial condition, results of operations and business. This Act protects public companies, such as Stanley Connecticut, from liability for forward-looking statements in private securities actions if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially. Since the Act only protects public companies from liability for forward-looking statements it does not apply to the statements made by Stanley Bermuda while it is not a public company. Forward-looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere herein. All statements regarding the expected benefits of the reorganization are forward-looking statements. The forward-looking statements may include statements for the period following completion of the reorganization. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans" or similar expressions in this document or in the documents incorporated by reference. You should be aware that any forward-looking statements in this document are not guarantees of future performance. We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to:

     o an inability to realize expected benefits of the reorganization within the anticipated time frame, or at all;

     o enactment of any of the legislation relating to inversion transactions currently pending before Congress or any other changes in tax laws, tax treaties or tax regulations and the interpretation or enforcement thereof or differing interpretation or enforcement of applicable law by the U.S. Internal Revenue Service or other taxing authority;

     o continued reincorporation of our U.S. competitors in off-shore jurisdictions;

     o    an inability to execute our business strategy;

     o costs or difficulties related to the reorganization and related transactions, which could be greater than expected;

     o    pricing pressure and other changes within competitive markets;

     o    the continued consolidation of customers in consumer channels;

     o changes in the rate of economic growth in the United States and other major international economies;

     o    changes in trade, monetary and fiscal policies worldwide;

     o    currency fluctuations;

     o    outcomes of pending and future litigation;

     o the existence of competitors, technological changes and developments in the industry;

     o the existence of regulatory uncertainties and the possibility of political uncertainty in any of the countries in which we do or will do business;

     o    changes in capital needs; and

     o    changing rates of inflation and other economic or business conditions.


     Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of any such document.

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

What am I Being Asked to Vote On?

      You are being asked to vote in favor of a merger by which Stanley Connecticut will become a wholly-owned indirect subsidiary of a new holding company, Stanley Bermuda. In the merger, your shares of Stanley Connecticut common stock will automatically convert into the right to receive an identical number of Stanley Bermuda common shares. In this proxy statement/prospectus, when we refer to shares of Stanley Connecticut common stock, we mean those shares together with the associated preferred stock purchase rights. When we refer to the Stanley Bermuda common shares, we mean those shares together with the associated preferred share purchase rights.

Why Am I Being Asked to Vote on the Reorganization Proposal Again?


      Although we believe that the shareholder vote on the reorganization at our annual meeting was fair and appropriate, we acknowledge that participants in Stanley Connecticut's Account Value (401(k)) Plan may have been confused about the voting procedures applicable to those participants. To the extent we confused plan participants with inconsistent voting instructions, our mistake was unintentional, and we did our best to clear up any confusion as soon as we became aware of the mistake. However, even the appearance of impropriety is unacceptable. So, in order to eliminate any confusion and to ensure that we act in accordance with our shareholders' wishes, our board of directors has authorized a revote on the reorganization.


      Although there has been significant publicity and political debate criticizing reincorporation transactions, Stanley Connecticut continues to believe that its proposed reincorporation transaction is important and should be pursued. Public criticism suggests that reincorporating in Bermuda would, among other things, compromise the accountability of the company's officers and directors and could jeopardize and diminish the rights of shareholders. For example, critics suggest that it could be more difficult to enforce the legal rights of shareholders in Bermuda, and they do not know how protective the Bermuda legislature and courts will be of shareholders. We disagree with much of this criticism and encourage you to read the discussion under the headings "Summary -- Rights of Shareholders" on page 11 and "Comparison of Rights of Shareholders" on page 40. In addition, following the tragic events of September 11th, reincorporation transactions have been publicly criticized as being unpatriotic in that American companies by incorporating offshore are taking tax dollars away from the U.S. government at a time when the government is facing significant budgetary deficits. As a result, several members of the United States Congress have introduced legislation that, if enacted would have the effect of eliminating the anticipated tax benefits of the transaction. See the discussion under the headings "Will Stanley Connecticut Be Taxed as a Result of the Reorganization?" on page 3 and "Risk Factors -- The Benefits of the Reorganization Could be Reduced or Eliminated if There Are Unfavorable Changes in or Interpretations of Tax Laws" on page 19.

      Notwithstanding this criticism we continue to believe the reincorporation is important because it will enable us to compete on a level global playing field, allowing us to become a stronger, more competitive company.


     o Foreign competitors pay lower taxes on their worldwide operations. This enables them to increase market share through lower prices and acquisitions.


     o Just recently two of our most significant U.S. competitors, Ingersoll-Rand Company (Schlage locks and Ingersoll-Rand air tools and hardware) and Cooper Industries, Inc. (Lufkin tape rules, Plumb hammers and Crescent wrenches), reincorporated in Bermuda. This move enables them to take advantage of a lower tax rate.

     o If we cannot compete effectively, then we believe our company is more vulnerable to an acquisition, potentially by a foreign company. An editorial entitled "The Flight to Bermuda" appearing in The Wall Street Journal on May 16, 2002 pointed out that 78% of all large international acquisitions between 1998 and 2001 involved foreign companies taking over U.S. companies.


      We believe other U.S. companies may reincorporate offshore until Congress creates a tax system that does not disadvantage them from competing in the global marketplace.

     o On May 17, 2002, the Office of Tax Policy of the Department of the Treasury issued its preliminary report on offshore reincorporation transactions stating: "Both the recent inversion activity and the increase in foreign acquisitions of U.S. multinationals are evidence that the competitive disadvantage caused by our international tax rules is a serious issue with significant consequences for U.S. businesses and the U.S. economy. A comprehensive reexamination of the U.S. international tax rules is needed."

     o A number of legislative initiatives have been proposed seeking to eliminate corporate inversion transactions rather than dealing with international tax issues in a comprehensive way. See "Will Stanley Connecticut Be Taxed as a Result of the Reorganization?" on page 3. These bills are currently the subject of bipartisan debate, and the likelihood of legislation being adopted shortly is unclear to us.

     o Congressional action creating a tax system that does not disadvantage U.S. companies would be welcome. However, in the interest of our shareholders, employees and other important constituencies, we cannot afford to wait for Congress to act.

      We believe the reincorporation will enable us to become a stronger company resulting in enhanced shareholder value.


     o We do not believe this is about taking tax dollars away from the U.S. government or being unpatriotic.


     o This is about reducing Stanley's global tax rate to level the playing field, which will generate more cash for reinvestment enabling faster growth, and creating a stronger company.

     o Becoming a stronger company allows us to preserve thousands of U.S. jobs and create new ones. We intend to maintain our headquarters in New Britain, Connecticut, and we do not anticipate that the reincorporation will have any affect on our day-to-day operations.


     o We believe becoming a stronger company also should result in higher earnings, ultimately creating more wealth for each of you. In this event, we believe everyone wins, including the U.S. government.

      For an additional discussion of our reasons for pursuing the reincorporation, including enhancing our ability to grow internationally and potentially attracting non-U.S. investors, please see the information under "Summary -- Reasons for the Reorganization" on page 9 and "The Reorganization -- Background and Reasons for the Reorganization" on page 22.


Is the Reorganization Proposal Different from the One Voted on at the Annual Meeting on May 9, 2002?


      Yes. We have modified this proposal in certain important respects as it relates to shareholder rights. During the course of our annual meeting proxy solicitation a number of shareholders raised general concerns with respect to the ability of shareholders to approve business combination transactions, most particularly a "sale of all or substantially all" of the company's assets. In an effort to be responsive to those concerns we made the following changes to Stanley Bermuda's bye-laws:


     o The "fair price" requirements for certain business combinations that were in Stanley Bermuda's bye-laws have been eliminated. These requirements were similar to the "fair price" requirements in Stanley Connecticut's restated certificate of incorporation and the Connecticut Business Corporation Act.

     o Stanley Bermuda's bye-laws now include a requirement that a sale of all or substantially all of Stanley Bermuda's assets must have the approval of the holders of a majority of the outstanding Stanley Bermuda common shares. Bermuda law does not subject this type of transaction to any shareholder vote and the Connecticut corporate laws require that the transaction be approved by at least two-thirds of the outstanding shares.


      For a more comprehensive discussion of the comparison of shareholder rights under

Connecticut and Bermuda law, please see "Summary -- Rights of Shareholders" on page 11 and "Comparison of Rights of Shareholders" on page 40.


How Will the Reorganization Be Accomplished?


      A new Connecticut company, Stanley Mergerco, Inc., which will be formed prior to the special meeting specifically for the merger, will merge into Stanley Connecticut. Stanley Connecticut will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Stanley Bermuda. As a result of the merger, each currently outstanding share of Stanley Connecticut will automatically convert into the right to receive a common share of Stanley Bermuda. This procedure will result in you becoming a shareholder in The Stanley Works, Ltd., the new Bermuda parent company of The Stanley Works group. After this merger, you will own an interest in a Bermuda holding company which, together with Stanley Connecticut and the other Stanley subsidiaries, will continue to be engaged in the same business that Stanley Connecticut and its subsidiaries were engaged in before the merger. The additional steps in the reorganization are fully described in "The Reorganization -- Structure of the Reorganization" on page 22.


Will the Reorganization Dilute My Ownership Interest?


      No. The reorganization will not dilute your ownership interest. Immediately after the reorganization is consummated you will own the same percentage of Stanley Bermuda common shares as you own of Stanley Connecticut common stock immediately prior to the completion of the reorganization. In addition, your relative voting rights will not change as a result of the reorganization.


Will Stanley Connecticut Shareholders Be Taxed as a Result of the
Reorganization?

      Our tax advisor, Ernst & Young LLP, has advised us that generally for U.S. federal income tax purposes shareholders who are U.S. holders will recognize gain, if any, but not loss, on the receipt of Stanley Bermuda common shares in exchange for Stanley Connecticut common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Stanley Bermuda common shares received in exchange for Stanley Connecticut common stock in the merger over the holder's adjusted tax basis in the holder's shares of Stanley Connecticut common stock exchanged therefor. Generally, any such gain will be capital gain. Shareholders will not be permitted to recognize any loss realized on the exchange of their shares of Stanley Connecticut common stock in the merger. In such case, the aggregate adjusted tax basis in the Stanley Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Stanley Connecticut common stock. Thus, subject to any subsequent increases in the trading price of the Stanley Bermuda common shares, any loss would be preserved. The holding period for any Stanley Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. The holding period for any Stanley Bermuda common shares received by U.S. holders with a loss on their Stanley Connecticut common stock will include the holding period of the Stanley Connecticut common stock exchanged for those shares.

      WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

Will Stanley Connecticut Be Taxed as a Result of the Reorganization?

      We believe that Stanley Connecticut should not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization. It should be noted, however, that the IRS may not agree with this conclusion. If the IRS were to challenge successfully the tax treatment of the reorganization, this could result in a material tax liability for the company.


      It is important to note that several members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the anticipated tax benefits of the transaction. On March 6, 2002, Representative Richard E. Neal (along with 18 co-sponsors) introduced legislation (H.R. 3884) that, for U.S. federal tax purposes, would treat a foreign corporation, such as Stanley Bermuda, that undertakes a corporate expatriation transaction such as the reorganization as a domestic corporation and, thus, such foreign corporation would be subject to U.S. federal income tax. The Neal Legislation is proposed to be effective for corporate expatriation transactions completed after September 11, 2001. Representative James

H. Maloney has also introduced legislation that is substantially similar to the Neal Legislation, including a September 11, 2001 effective date (H.R. 3922). Representative Scott McInnis has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to transactions completed after December 31, 2001 (H.R. 3857). Representative Nancy Johnson has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to transactions completed after September 11, 2001 and beginning before December 31, 2003 (H.R. 4756). Furthermore, Senator Charles Grassley, the Ranking Minority Member of the Senate Finance Committee, along with Senator Max Baucus, the Chairman of the Senate Finance Committee, also introduced legislation, which was approved by the Senate Finance Committee on June 18, 2002, that is substantially similar to the Neal legislation, except that it is proposed to apply to transactions completed after March 20, 2002 (S. 2119). If any of the Neal Legislation, the Maloney Legislation, the McInnis Legislation, the Johnson Legislation or the Grassley Legislation were enacted with their proposed effective dates, the anticipated tax savings from the reorganization would not be realized. Senator Paul Wellstone has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to tax years beginning after December 31, 2002 without regard to when such transactions were completed (S. 2050). If the Wellstone Legislation were enacted with its proposed effective date, the anticipated tax savings from the reorganization would be substantially eliminated.


      Several other members of the United States Congress and the Treasury Department are currently investigating transactions such as the reorganization. On May 17, 2002, the Office of Tax Policy of the Department of the Treasury issued its preliminary report on off-shore reincorporation transactions which concluded:

      "We must work to ensure that our tax system does not operate to place U.S.-based companies at a competitive disadvantage in the global marketplace. The tax policy issues raised by the recent inversion activity are serious issues. Further work is needed to develop and implement an appropriate and effective long-term response. As an immediate matter, careful attention should be focused on ensuring that an inversion transaction, or any other transaction resulting in a new foreign parent, cannot be used to reduce inappropriately the U.S. tax on income from U.S. operations. A comprehensive review of the U.S. tax system, particularly the international tax rules, is both appropriate and timely. Our overreaching goal must be to maintain the position of the United States as the most desirable location in the world for place of incorporation, location of headquarters, and transaction of business."

      As a result of the increased scrutiny of such transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which would eliminate or substantially reduce the anticipated tax benefits of the reorganization or subject the company to material tax liability as a result of the reorganization. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material tax liability to the company or its shareholders.

When Do You Expect to Complete the Reorganization?

      We hope to complete the reorganization shortly after the special meeting of Stanley Connecticut shareholders.

Will I Be Able to Trade My Shares During the Time Between the Date of this Proxy Statement/Prospectus and the Effective Time of the Merger?

      Yes. You will be able to trade your shares during the time between the date of this proxy statement/prospectus and the effective time of the merger.

Why Was Bermuda Selected as the Domicile of the New Parent Company?


      We chose Bermuda for our jurisdiction of reincorporation because we believe that it allows us to achieve financial benefits that will enable us to become a stronger, more competitive company. This is due, in part, to the fact that under current Bermuda law, a Bermuda company is not required to pay taxes in Bermuda on either income or capital gains. As described under "Summary -- Reasons for the Reorganization," we expect the reincorporation to result in a reduction of our annual effective tax rate from approximately 32% to within a range of 23% to 25% over the next several years. See "Summary -- Reasons for the Reorganization" beginning on page 9.

      In addition, we chose Bermuda for its political stability, legal framework and business friendly environment. The first international (i.e., not locally owned) company was incorporated in Bermuda in the 1930s, and there are currently many companies domiciled there that are publicly traded on U.S. and European markets. Also, despite certain differences, the corporate legal system, based on English law, is such that your rights as a Stanley Bermuda shareholder will be, in our view, substantially unchanged from your rights as a shareholder in Stanley Connecticut. However, there will be some differences in your rights. For a more detailed description of the differences between your rights under Connecticut law and under Bermuda law, we encourage you to read the sections "Summary -- Rights of Shareholders" and "Comparison of Rights of Shareholders" beginning on pages 11 and 40, respectively.


      Although Stanley Bermuda will be incorporated under Bermuda law, Stanley Bermuda will be registered as an external company in Barbados under the Barbados Companies Act, Cap. 308 of the laws of Barbados and licensed to operate as an "International Business Corporation" or "IBC." Stanley Bermuda intends to be centrally managed and controlled in Barbados. Barbados uses the test of central management and control to determine tax residency of a company. As a company domiciled in Bermuda and tax resident in Barbados, Stanley Bermuda will be subject to tax in Barbados on income derived in Barbados and on income derived from outside of Barbados to the extent that such income is remitted to Barbados. As an IBC, Stanley Bermuda will be required to pay income tax at a maximum rate of 2.5% which is gradually reduced to a minimum rate of 1% as income increases. In addition, Stanley Bermuda may elect to take a credit for taxes paid to a country other than Barbados, provided that such an election does not reduce the tax payable in Barbados to a rate of less than 1%. As a tax resident of Barbados, Stanley Bermuda will be entitled to the benefits under the income tax treaty entered into between the United States and Barbados.


      Except for maintaining an insurance subsidiary in Bermuda, Stanley Connecticut has not previously conducted any significant business operations in Bermuda.


Will the Reorganization Affect Current Operations? What about the Future?

      The reorganization, which will move the company's state of incorporation from Connecticut to Bermuda, will have no immediate impact on the location of our New Britain, Connecticut headquarters or on how we conduct day-to-day operations. The location of our future operations will continue to depend on the needs of the business, independent of our place of incorporation.

How Do I Vote If My Shares Are Registered in My Name?

      After you read this document, you may vote by any one of the following methods:

     (1) CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m., New York time, on [Month day], 2002. Enter the control number located on your proxy card and follow the recorded instructions.


     (2) GO TO THE WEBSITE: http://www.eproxyvote.com/swk1 to vote over the Internet anytime up to 11:59 p.m., New York time, on [Month day], 2002. Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the Internet instruction.

     (3) MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by EquiServe, Stanley Connecticut's transfer agent, prior to the commencement of the special shareholders meeting at [time] on [Month day], 2002, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

      Please vote as soon as possible even if you currently plan to attend the meeting in person, so that your shares may be represented and voted at the special meeting.


How Do I Vote My Shares in the Stanley Account Value (401(k)) Plan?

      If you hold shares of Stanley Connecticut through the Stanley Account Value Plan, our 401(k) Plan, you can instruct the trustee (Citibank, N.A.), in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by any one of the following three methods:

     (1) CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m., New York time, on [Month day], 2002. Enter the control number located on your proxy card and follow the recorded instructions.

     (2) GO TO THE WEBSITE: http://www.eproxyvote.com/swk1 to vote over the Internet anytime up to 11:59 p.m., New York time, on [Month day], 2002. Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the Internet instruction.

     (3) MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage prepaid envelope. Your proxy card must be received by EquiServe, Stanley Connecticut's transfer agent, no later than 5:00 p.m., New York time, on [Month day], 2002, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the special shareholders meeting. If you are voting by telephone or by the Internet, please do not return your proxy card. In addition, since only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares at the special shareholders meeting.


      Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law.

      THE ONLY WAY TO ENSURE THAT THE TRUSTEE VOTES SHARES ALLOCATED TO YOU IN THE 401(K) PLAN IN ACCORDANCE WITH YOUR WISHES IS TO PROVIDE INSTRUCTIONS TO THE TRUSTEE.

How Do I Vote If My Broker Holds My Shares in "Street Name"?

      After you read this document, you should follow the voting instructions provided by your broker.

If My Broker Holds My Shares in "Street Name," Will My Broker Vote My Shares for Me?


      NO, UNLESS YOU PROVIDE YOUR BROKER WITH INSTRUCTIONS ON HOW TO VOTE YOUR "STREET NAME" SHARES. If you do not provide instructions, your broker will not be permitted to vote your shares on the reorganization proposal. Since the proposal requires two-thirds of the outstanding shares, the failure to vote your shares will have the same effect as a vote against the reorganization. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.


What Do I Do If I Want to Change My Vote?

      If You Have Shares Registered in Your Own Name

      There are three ways in which you may revoke your proxy and change your vote with respect to those shares:

     o First, you may send a written notice to EquiServe, Stanley Connecticut's transfer agent, at P.O. Box 9391, Boston, Massachusetts 02205-9969 stating that you would like to revoke your proxy. This notice must be received prior to the commencement of the special meeting at [time] on [Month, day], 2002.

     o Second, you may complete and submit a new, later-dated proxy by any of the three methods described above under "How Do I Vote If My Shares Are Registered in My Name?" on page 5. The latest dated proxy actually received by Stanley Connecticut in accordance with the instructions for voting set forth in this proxy statement/prospectus will be the one that is counted, and all earlier proxies will be revoked.


     o Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

      If a Broker Holds Your Shares in "Street Name"

      If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy with respect to those shares.

      If You Hold Shares in the Stanley Account Value (401(k)) Plan

         There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:


     o First, you may send a written notice to EquiServe, Stanley Connecticut's transfer agent, at P.O. Box 9391, Boston, Massachusetts 02205-9969 stating that you would like to revoke your instructions to Citibank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 11:59 p.m., New York time on [Day of the week], [Month day], 2002 in order to revoke your prior instructions.

     o Second, you may submit new voting instructions by any one of the three methods described under "How Do I Vote My Shares in the Stanley Account Value (401(k)) Plan?" The latest dated instructions actually received by Citibank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this proxy statement/prospectus will be the ones that are counted, and all earlier instructions will be revoked.


Who Do I Contact with Further Questions?

      Please call the company's proxy solicitor, D.F. King & Co., Inc. at (800) 431-9646 (toll free) or (212) 269-5550 (collect) or write to them at 77 Water Street, New York, New York 10005, or write us at Office of the Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

                                     SUMMARY

      This summary highlights the material terms of the reorganization. To understand the transactions required to complete the reorganization of Stanley Connecticut more fully, you should read carefully this entire proxy statement/prospectus, including the annexes. The Agreement and Plan of Merger is attached as annex I to this proxy statement/prospectus. The Memorandum of Association and Bye-laws that will govern our company once we are domiciled in Bermuda are attached as annexes II and III.

Parties to the Merger

   The Stanley Works.

      The Stanley Works, a Connecticut corporation, was founded in 1843 by Frederick T. Stanley and incorporated in 1852. Stanley is a worldwide producer of tools and door products for professional, industrial and consumer use. Stanley(R) is a brand recognized around the world for quality and value. At the end of 2001, Stanley employed approximately 14,400 people and had worldwide sales of approximately $2.6 billion.

      The Tools segment manufactures and markets carpenters, mechanics, pneumatic and hydraulic tools as well as tool sets. These products are distributed directly to retailers (including home centers, mass merchants and retail lumber yards) and end users as well as through third party distributors. Carpenters tools include hand tools such as measuring instruments, planes, hammers, knives and blades, screwdrivers, saws, garden tools, chisels, boring tools, masonry, tile and drywall tools, as well as electronic stud sensors, levels, alignment tools and elevation measuring systems. The carpenters tools are marketed under the Stanley(R), FatMax(TM), MaxGrip(TM), Powerlock(R), IntelliTools(TM), Contractor Grade(TM), Dynagrip(R), AccuScape(R) and Goldblatt(R) brands.

      Mechanics tools include consumer, industrial and professional mechanics hand tools, including wrenches, sockets, electronic diagnostic tools, tool boxes and high-density industrial storage and retrieval systems. Mechanics tools are marketed under the Stanley(R), Proto(R), Mac(R), Husky(R), Jensen(R), Vidmar(R), ZAG(R) and Blackhawk(TM) brands.

      Pneumatic tools include BOSTITCH(R) fastening tools and fasteners (nails and staples) used for construction, remodeling, furniture making, pallet manufacturing and consumer use and pneumatic air tools marketed under the Stanley(R) brand (these are high performance, precision assembly tools, controllers and systems for tightening threaded fasteners used chiefly by vehicle manufacturers).

      Hydraulic tools include Stanley(R) hand-held and mounted hydraulic tools used by contractors, utilities, railroads and public works as well as LaBounty(R) mounted demolition hammers and compactors designed to work on skid steer loaders, mini-excavators, backhoes and large excavators.

      The Doors segment manufactures and markets commercial and residential doors, both automatic and manual, as well as closet doors and systems, home decor and door and consumer hardware. Products in the Doors segment include residential insulated steel, reinforced fiberglass and wood entrance door systems, vinyl patio doors, mirrored closet doors and closet organizing systems, automatic doors as well as related door hardware products ranging from hinges, hasps, bolts and latches to shelf brackets and lock sets. Door products are marketed under the Stanley(R), Magic-Door(R), WelcomeWatch(R), Stanley-Acmetrack(TM), Monarch(TM) and Acme(R) brands and are sold directly to end users and retailers as well as through third party distributors.

The Stanley Works, Ltd.

      Stanley Bermuda is a newly formed Bermuda company and is currently wholly-owned by Stanley Connecticut. Stanley Bermuda has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the reorganization and related transactions. As a result of the reorganization, it will become the indirect parent holding company of Stanley Connecticut.

Stanley US Holdings, Inc.

      Stanley US Holdings, Inc. will be formed prior to the special meeting as a Connecticut corporation and a wholly-owned subsidiary of Stanley Bermuda. Stanley US Holdings will be formed to accomplish the proposed merger and to hold all of the stock of Stanley Connecticut subsequent to the merger. Prior to the merger it will have no significant assets or capitalization unrelated to the merger and will not engage in any business or other activities except in connection with its formation and the reorganization and related transactions.

Stanley Mergerco, Inc.

      Stanley Mergerco, Inc. will be formed prior to the special meeting as a Connecticut corporation and a wholly-owned subsidiary of Stanley US Holdings. Stanley Mergerco will be formed to accomplish the proposed merger. Prior to the merger, it will have no significant assets or capitalization and will not engage in any business or other activities except in connection with its formation and the reorganization and related transactions.

      The principal executive offices of Stanley Connecticut are located at 1000 Stanley Drive, New Britain, Connecticut 06053 and the telephone number is (860) 225-5111. The address of the principal office of Stanley Bermuda is c/o The Corporate Center, Bush Hill, Bay Street, Bridgetown, Barbados and the telephone number is (246) 430-5373.


The Reorganization (See Page 22)


      Our Board of Directors has unanimously adopted and recommends that you approve the Agreement and Plan of Merger which changes your company's place of incorporation from Connecticut to Bermuda. The reorganization will be accomplished as follows:

         1. Stanley Mergerco will merge into Stanley Connecticut. Stanley Connecticut will be the surviving entity and become a wholly-owned, indirect subsidiary of Stanley Bermuda.

         2. In the merger, each outstanding share of Stanley Connecticut will automatically convert into the right to receive one common share of Stanley Bermuda. The current shareholders of Stanley Connecticut will own exactly the same number of Stanley Bermuda common shares as they currently own in Stanley Connecticut.

         3. After completion of the reorganization, you will own an interest in a Bermuda holding company which, through Stanley Connecticut and its subsidiaries, will continue to conduct the business that Stanley Connecticut and its subsidiaries now conduct.

      Shareholders will be required to exchange their stock certificate(s) as a result of the merger. Each outstanding certificate representing shares of Stanley Connecticut shall automatically represent the right to receive the same number of Stanley Bermuda common shares. At the effective time of the merger, Stanley US Holdings and Stanley Mergerco will deposit certificates representing Stanley Bermuda common shares with EquiServe Trust Company, N.A., the exchange agent for the merger. The exchange agent will deliver certificates representing Stanley Bermuda common shares in exchange for certificates representing an equal number of shares of Stanley Connecticut common stock upon surrender of such certificates.


Reasons for the Reorganization (See Page 22)

      We believe the reincorporation will enable us to compete on a level global playing field allowing us to become a stronger, more competitive company. Foreign competitors pay lower taxes on their worldwide operations. Just recently two of our most significant U.S. competitors, Ingersoll-Rand Company (Schlage locks and Ingersoll-Rand air tools and hardware) and Cooper Industries, Inc. (Lufkin tape rules, Plumb hammers and Crescent wrenches), reincorporated in Bermuda. This move enables them to take advantage of a lower tax rate and puts us at a competitive disadvantage. Companies that cannot compete effectively ultimately disappear or are acquired by stronger companies that are often incorporated outside of the United States. An editorial entitled "The Flight to Bermuda" appearing in The Wall Street Journal on May 16, 2002 pointed out that 78% of all large international acquisitions between 1998 and 2001 involved foreign companies taking over U.S. companies. This usually results in the loss of U.S. headquarters and U.S. jobs. We believe that other U.S. companies may reincorporate offshore until Congress creates a tax system that does not disadvantage them in competing in the global marketplace. There are a number of bills before

Congress to eliminate this type of transaction. Unfortunately, all of them deal with the issue in a piecemeal fashion because they only would prohibit future reincorporation transactions and eliminate the benefits of those reincorporations that have recently been completed without addressing the disadvantages to U.S. corporations created by our tax laws in a comprehensive manner. We would support legislation that is comprehensive, and wholeheartedly agree with the following statement issued by the U.S. Treasury in its May 17 press release: "Measures designed simply to halt inversion transactions may address the issues in the short run, but in the long run produce unintended and harmful effects for the U.S. economy." However, in the interest of our shareholders, employees and other important constituencies, we cannot afford to wait for Congress to act.


      We believe the reincorporation will enhance shareholder value by, among other things, creating a more flexible corporate structure, improving our global tax rate, improving our global cash management, enhancing our attractiveness to non-U.S. investors and increasing operational flexibility.

      We anticipate that the reincorporation may result in significant tax savings net of tax costs. These savings are expected to result in a reduction in our annual effective tax rate from approximately 32% to within a range of 23% to 25% over the next several years as a result of the reorganization. This tax rate reduction will result in greater cash flow which will be reinvested in product development, distribution expansion and acquisitions causing the company to become stronger. This in turn will preserve thousands of U.S. jobs and create new ones.

      Our improved cash flow will allow us to grow globally. International activities are an important part of our current business. In 2001, our international sales accounted for approximately 28% of the total. We have 45 manufacturing facilities around the world; 40% of these facilities are outside the United States. Close to 50% of our employees and over 30% of our fixed assets are outside the United States. Expansion of our international business is an important part of our current business strategy, and we believe that significant growth opportunities exist in the international marketplace through acquisitions and product development. For example, two of the three major acquisitions made by Stanley Connecticut within the past five years have been of companies based outside of the United States.

      Most importantly, we believe becoming a stronger company should result in a higher stock price creating more wealth for each of you. In this event, we believe everyone wins, including the U.S. government.


      Unfortunately, there are no guarantees. For example, the exact amount of our tax savings net of tax costs will depend on numerous factors including the effect of the recently proposed legislation, if enacted. See the information under "Questions and Answers About the Reorganization -- Will Stanley Connecticut Be Taxed as a Result of the Reorganization?" and "Risk Factors -- The Benefits of the Reorganization Could be Reduced or Eliminated if There Are Unfavorable Changes in or Interpretations of Tax Laws" on pages 3 and 19, respectively, for a more detailed discussion of the nature and status of the proposed legislation. In addition, a corporation's tax rate depends generally on many factors, including the level and geographic mix of earnings. Therefore, our actual tax rate may vary materially from our expectations. Moreover, completion of the reorganization may cause you to recognize a taxable gain as a result of the reorganization to the extent that the trading price of the Stanley Bermuda common shares received in the reorganization exceeds your adjusted tax basis in the shares exchanged therefore. However, if successful, management believes that the long-term benefits in share appreciation should more than offset the current tax burden imposed by the reorganization. This belief is based on the expectation that earnings will increase following the reincorporation resulting in the long term in an increase in the market value of the Stanley Bermuda common shares. Furthermore, based on the currently proposed legislation, management believes that if Congress enacts any of the proposed legislation that would eliminate the benefits of the reincorporation, the reorganization would qualify for tax-free treatment. Thus, management believes that shareholders would not be required to recognize any taxable gain as a result of the reincorporation and, in the event that any of the proposed legislation were enacted after a shareholder had already filed its applicable tax return reporting such taxable gain, the shareholder would be entitled to file an amended return claiming a refund of such taxes. Accordingly, management believes that there will be no tax cost to shareholders in the event that Congress enacts any of the proposed legislation that would eliminate the benefits of the reincorporation. For a discussion of the risk factors associated with the reorganization, please see the discussion under "Risk Factors" on page 19.

      Notwithstanding our continued belief that reincorporating in Bermuda is critical to our becoming a stronger and more competitive company, public criticism suggests that reincorporating in Bermuda would, among other things, compromise the accountability of the company's officers and directors and could jeopardize and diminish the rights of shareholders. For example, critics suggest that it could be more difficult to enforce the legal rights of shareholders in Bermuda and they do not know how protective the Bermuda legislature and courts will be of shareholders. We disagree with much of this criticism and encourage you to read the discussion under the headings "Summary -- Rights of Shareholders" beginning on page 11 and "Comparison of Rights of Shareholders" on page 40. In addition, following the tragic events of September 11th, reincorporation transactions have been publicly criticized as being unpatriotic in that American companies by incorporating offshore are taking tax dollars away from the U.S. government at a time when the government is facing significant budgetary deficits. As a result, several members of the United States Congress have introduced legislation that, if enacted would have the effect of eliminating the anticipated tax benefits of the transaction. See the discussion under the headings "Will Stanley Connecticut Be Taxed as a Result of the Reorganization" on page 3 and "Risk Factors -- The Benefits of the Reorganization Could be Reduced or Eliminated if There are Unfavorable Changes in or Interpretations of Tax Laws" on page 19.

Rights of Shareholders (See Page 40)

      We believe that we have made significant efforts, to the extent possible under Bermuda law, to preserve, and in some cases enhance, the rights you will have as shareholders of Stanley Bermuda following the reorganization compared with the rights you currently have as shareholders of Stanley Connecticut. Of course there will be some differences as a result of the corporate laws of Bermuda. In certain instances the laws of Bermuda are more favorable to you than the laws of Connecticut and in others you may conclude they are not. Based on questions and comments we received during our annual meeting proxy solicitation, we believe that some shareholders have certain misconceptions concerning the effect the reincorporation will have on their rights as shareholders. Additionally, we believe there has been a tendency among the public critics of reincorporations to use the corporate laws of Delaware as a general point of reference for comparing shareholder rights under Bermuda law with rights of shareholders of U.S. corporations. It is important to remember that you currently hold shares in a corporation incorporated in Connecticut and not a corporation incorporated in Delaware where we believe the corporate law is well developed. The following discussion addresses certain of those misconceptions.



     o Calling Special Meetings. We believe it is easier for shareholders to call a meeting of shareholders under Bermuda law than under Connecticut law. In Bermuda, the holders of only 10% of the outstanding shares may call a special shareholders meeting. Under Connecticut law, at least 35% of the outstanding shares of Stanley Connecticut is required to call a special shareholders meeting. Stanley Bermuda's bye-laws provide for special meetings to be held in Bermuda or at such other place as may be designated by the Chairman of the Board, the Deputy Chairman or the President. Under Connecticut law, special meetings of Stanley Connecticut must be held at the corporation's principal office. In neither case is the requesting shareholder able to determine where a special meeting will be held.


     o Directors' Standard of Conduct; Breach of Fiduciary Duty Claims. Critics of reincorporation transactions have suggested that shareholder rights will be negatively impacted by the reincorporation because the directors of Stanley Bermuda owe their duties to the corporation directly and not to the shareholders. Under Connecticut law, directors are required to act in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner they reasonably believe to be in the best interests of the corporation. In Bermuda, a director must act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Under Bermuda law, the "corporation" is defined by reference to the shareholders as a group and not distinct from the corporation itself. Accordingly, a director is required not only to act in the best interests of the corporation but also in the best interests of the shareholders.

          Shareholders in Connecticut are entitled to enforce the duties owed to the corporation by the corporation's directors by means of a derivative action in circumstances where the breach of such duties harms the corporation. Under Connecticut law, a shareholder may only seek redress in a personal capacity for a breach of a director's duty if the injury resulting from such a breach is one to the shareholder personally and individually and not to the corporation. In Bermuda, except in circumstances where shareholders may bring a derivative action as discussed below, only the corporation (and not the shareholders) may sue to enforce these duties. Under Bermuda law, a shareholder may also seek redress in a personal capacity for a breach of a director's duty if the injury resulting from such a breach is one to the shareholder personally and individually and not to the corporation, although we believe that such circumstances will likely be more limited than under Connecticut law. In addition, unlike Connecticut, Bermuda also does not allow contingent fee arrangements for legal suits. Litigants must pay their own legal fees and may be required to pay some of the costs of the winning party, including attorney fees. As a result of the foregoing, even though a Bermuda corporation's directors owe duties to the corporation's shareholders, shareholders may find it more difficult to bring an action based upon a claimed breach of the directors' fiduciary duties on their own behalf against the directors of the corporation.

     o Derivative Actions. Critics of reincorporation transactions have suggested that shareholders' rights are eroded by reincorporation because it is more difficult under Bermuda law to bring a shareholder derivative action. A shareholder derivative action is a lawsuit brought by a shareholder in the right of a corporation against, for example, one or more directors or officers, or a third party, who allegedly has breached a duty or obligation owed to the corporation. In certain instances, it will be more difficult to bring a shareholder derivative action under Bermuda law, however, Connecticut law contains provisions that limit the ability of shareholders to pursue claims in the right of a Connecticut corporation. We believe that it is not practicable to draw a meaningful distinction concerning whether derivative claims generally are more difficult to pursue than they are under Connecticut law.

          Under Connecticut law, a shareholder may not commence a derivative lawsuit until he or she makes a demand upon the corporation to take suitable action itself and either such demand has been rejected or 90 days has passed from the date the demand was made (unless irreparable injury to the corporation would result by waiting for the 90-day period to expire). If such demand is rejected by the corporation, the complaint in any subsequently filed derivative lawsuit must allege with particularity facts establishing either that a majority of the board of directors did not consist of independent directors (i.e. disinterested directors) at the time the determination to reject the demand was made or that the determination to reject the demand was not made in good faith after reasonable inquiry into the matter. In addition, under Connecticut law, if a derivative lawsuit is commenced, the corporation may commence an inquiry into the allegations and the court may thereupon stay the action. Further, the court must dismiss the derivative complaint if a majority of independent directors constituting a quorum; a duly appointed committee of independent directors; or one or more independent persons appointed by the court upon motion by the corporation, determines in good faith, after conducting a reasonable inquiry, that prosecution of the derivative lawsuit is not in the corporation's best interest. A successful plaintiff may apply to the court for an award of attorney's fees and reasonable expenses if the court finds that the proceeding has resulted in a substantial benefit to the corporation.

          Under Bermuda law, if a given transaction is capable of being lawfully authorized or ratified by a majority vote of shareholders, no shareholder can assert a claim challenging such transaction derivatively in the right of the corporation. Derivative claims can be asserted under Bermuda law, if a shareholder alleges that a particular transaction was ultra-vires or contrary to Bermuda statutory law; required but did not obtain authorization by more than a majority of the voting shares as required under the company's bye-laws or the Companies Act; or constituted a fraud on minority shareholders, which includes an act authorized by a person (or group of persons acting in concert) owning a controlling number of voting shares that allegedly amounts to an unconscionable exercise of such power likely to result in either financial loss or unfair discriminatory treatment of the minority shareholders. In such circumstances, the shareholder may also seek an early determination of the court requiring that the corporation pay the costs of such a derivative action.

          Under these circumstances, we believe that, as a practical matter, no meaningful distinction can be drawn concerning the relative availability of derivative litigation under Connecticut law or under Bermuda law.

     o Enforcement of Judgments. There is no Bermuda law or treaty between the U.S. and Bermuda providing for the enforcement in Bermuda of a monetary judgment entered by a U.S. court. Critics have suggested that, as a result, shareholders' rights will be negatively impacted. We believe, however, that your ability to enforce U.S. monetary judgments against Stanley Bermuda should not be materially impaired. Because of the absence of such a Bermuda law or a treaty between the United States and Bermuda, a litigant seeking to enforce a U.S. judgment against Stanley Bermuda will be required to bring an action to enforce the judgment in a Bermuda court. Stanley Bermuda has been advised by its Bermuda counsel, Appleby, Spurling & Kempe, that such judgments are the proper subject of an action in the Supreme Court of Bermuda and that such an action should be successful without having to prove any of the facts underlying the judgment as long as two standard principles are established -- first, the United States court rendering the judgment must have been competent to hear the action, and second, the judgment may not be contrary to Bermuda public policy, obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

     o Securities Litigation. Critics of reincorporation transactions have suggested that shareholders' rights will be negatively impacted by the reincorporation because it will be more difficult to sue Stanley Bermuda's officers for federal securities law violations as a result of the reincorporation. In fact, Stanley Bermuda and its officers and directors may be sued for federal securities law violations in the same manner as Stanley Connecticut and its officers and directors may be sued for such violations today. Stanley Bermuda is subject to jurisdiction in the U.S. federal courts for securities laws claims. It has also designated Stanley Connecticut, which will continue to exist following the reorganization, as its United States agent for service of process in respect of such claims. In addition, the officers and directors of Stanley Connecticut will continue as the officers and directors of Stanley Bermuda following the reorganization. As a result, your ability to serve these individuals with process to commence a lawsuit against them under the federal securities laws will not change.

     o Shareholder Proposals. Critics of reincorporation transactions have suggested that shareholder rights will be negatively impacted by the reincorporation because it will be more difficult for shareholders to put shareholder proposals to a vote of shareholders as a result of the reincorporation. The requirements for shareholders to bring proposals at an annual meeting of shareholders will be substantially the same as those currently in effect for Stanley Connecticut. Bermuda law contains provisions requiring shareholders to own a certain number of shares in order to make a proposal at an annual meeting. However, Stanley Bermuda's advance notice bye-laws eliminate those ownership thresholds for shareholders that follow specified procedures similar to ones currently in effect for Stanley Connecticut. In addition, since Stanley Bermuda's shares will trade on the New York Stock Exchange, shareholders will continue to be able to cause Stanley Bermuda to include proposals in its annual meeting proxy materials on the same basis under the federal securities laws as they currently may for Stanley Connecticut.

     o Anti-takeover Provisions. Unlike the Connecticut corporate law, the Bermuda corporate law does not have any anti-takeover statutes like Connecticut's "freeze-out" and "fair price" laws that restrict the ability of a 10% shareholder to engage in a business combination transaction with the corporation. In addition, Stanley Connecticut's restated certificate of incorporation also contains a "fair price" provision. In addition, Stanley Connecticut's bylaws contain an "anti-greenmail" provision which restricts repurchases of shares held by a shareholder who owns more than 3% of the outstanding shares who has not held those shares for at least two years. We have chosen not to include any of these anti-takeover provisions in Stanley Bermuda's governing documents.

     o Bermuda Law. Critics of reincorporation transactions have suggested that a shareholder's ability to sue Stanley Bermuda and its officers and directors will be adversely affected following the reincorporation because the corporate law of Bermuda is difficult to ascertain. Stanley Connecticut is subject to the corporate laws of the State of Connecticut. Connecticut case law interpreting the Connecticut Business Corporation Act is not as well developed as the case law of some other states. In light of this, Connecticut courts often look to decisions of courts in other states for guidance in interpreting Connecticut corporate law.


          Bermuda law consists of statutes and case law, much as in the United States or England. The principal law governing a corporation's affairs is the Companies Act 1981 of Bermuda, which is based upon the UK Companies Act 1948. Bermuda cases are binding precedents, and English or other Commonwealth decisions are persuasive on the Bermuda courts. In the absence of specific Bermuda authority, the Bermuda courts usually follow English law or, in some areas of corporate law, Canadian law. Although there is no government sponsored case reporting system on decisions of the Supreme Court of Bermuda, there is a body of Bermuda case law that is available to any attorney to advise on Bermuda law. In addition, we understand that Bermuda lawyers have no difficulty in advising on Bermuda law, using the Bermuda cases, or the cases reported throughout England and the Commonwealth. Law firms in Bermuda can and frequently do supply sophisticated advice on complex structures and legal issues, and we believe the substantial number of public companies based there is testimony to the widespread acceptance of the quality of advice, jurisprudence and justice available.


     o Shareholder Action by Written Consent. Critics of reincorporation transactions have suggested that shareholder rights will be negatively impacted by the reincorporation because the ability of shareholders to act by written consent will be limited as a result of the reincorporation. Shareholder action by written consent will not be changed as a result of the reorganization. Stanley Connecticut shareholders may currently take action without a meeting only by unanimous written consent. Following the reorganization the same will be true for shareholders of Stanley Bermuda.



      In addition, we have made the following changes to Stanley Bermuda's bye-laws from those presented to shareholders in connection with our annual meeting solicitation:


     o The "fair price" requirements for certain business combinations that were in Stanley Bermuda's bye-laws have been eliminated. These requirements were similar to the "fair price" requirements in Stanley Connecticut's restated certificate of incorporation and the Connecticut Business Corporation Act.


     o Stanley Bermuda's bye-laws now include a requirement that a sale of all or substantially all of Stanley Bermuda's assets requires the approval of the holders of a majority of the outstanding Stanley Bermuda common shares. Bermuda law does not subject this type of transaction to any shareholder vote, and the Connecticut corporate laws require that the transaction be approved by at least two-thirds of the outstanding shares.



      We encourage you to read the sections entitled "Risk Factors" beginning on page 19 and "Comparison of Rights of Shareholders" beginning on page 40 for a more detailed discussion of these matters.

Conditions to Consummation of the Reorganization (See Page 25)


      The consummation of the reorganization is conditioned on several factors. For example, none of the parties may be subject to any governmental authority prohibiting the consummation of the reorganization, and the Agreement and Plan of Merger must receive the affirmative vote of two-thirds of the voting power of Stanley Connecticut.


      For additional conditions, please see "The Reorganization -- The Merger Agreement -- Conditions to Consummation of the Merger" on page 25.

Shareholders' Appraisal Rights (See Page 27)


      Under the Connecticut Business Corporation Act, shareholders voting against the Agreement and Plan of Merger will not have appraisal rights.

Stock Exchange Listing; Recent Stock Prices (See Page 29)


      The Stanley Bermuda common shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance under the symbol "SWK," the same symbol under which Stanley Connecticut's common stock is currently listed. Based on prior transactions similar to the reorganization by companies contained in the S&P 500 Index, we believe that the pending change of domicile to Bermuda should not affect the status of the inclusion of the company in the S&P 500 Index.


      The high and low sale prices of our shares on the New York Stock Exchange were $[ ] and $[ ] on [Month day], 2002, the last trading day prior to the date of this proxy statement/prospectus. The high and low per share sales prices of the shares of Stanley Connecticut's common stock on the New York Stock Exchange were $44.25 and $42.87 on February 7, 2002, the last trading day before the initial public announcement of the reorganization. The high and low per share sales prices of the shares of Stanley Connecticut's common stock on the New York Stock Exchange were $45.86 and $43.55 on May 10, 2002, the last trading day before the public announcement of the revote on the reorganization.

Accounting Treatment of the Reorganization (See Page 29)


      The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in the historical consolidated carrying amount of assets, liabilities and shareholders' equity.


Special Meeting (See Page 30)


      Time, Date, Place. The special meeting of shareholders will be held at [time], local time, on [Month day], 2002, at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut.

      Record Date. Only shareholders of record at the close of business on May 23, 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting.

      Quorum. The presence, in person or by proxy, of shareholders holding a majority of the shares outstanding and entitled to vote at the special meeting shall constitute a quorum.


Vote Required (See Page 30)


      Approval of the Agreement and Plan of Merger will require the affirmative vote of two-thirds of the voting power of Stanley Connecticut outstanding as of the record date. For registered holders and holders for whom brokers hold their shares in "street name," failure to submit a proxy or to vote will have the effect of a vote against the reincorporation. In addition, for all shareholders abstentions will have the effect of a vote against the reincorporation.

      If you hold shares of Stanley Connecticut through the Stanley Account Value (401(k)) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee.


      As of the record date for the special meeting, there were 85,370,924 Stanley Connecticut shares outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote, in the aggregate, approximately 100,000 Stanley Connecticut shares, which represents approximately .1% of the outstanding Stanley Connecticut shares. These persons have informed us that they intend to vote their shares in favor of the proposal to approve the Agreement and Plan of Merger.


      We believe that the two-thirds vote requirement to approve the reincorporation is an extremely high threshold to achieve. This is particularly apparent in light of the number of shares that were represented at our May annual meeting. After a lengthy solicitation process, 92.5% of our shares were represented at the meeting which means that the approval of at least 72% (or almost three of every four) of those shares would be required to approve the proposal. Accordingly, your vote is important. Every vote counts. Whether you own one share or many, please mark, sign, date and return promptly the enclosed proxy in the postage-paid envelope provided or register your vote by telephone or the Internet.


Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF STANLEY CONNECTICUT UNANIMOUSLY ADOPTED THE AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE "FOR" ITS APPROVAL.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The selected historical consolidated financial data of Stanley Connecticut in the table below were derived from Stanley Connecticut's audited consolidated financial statements as of and for the five years ended December 29, 2001, December 30, 2000, January 1, 2000, January 2, 1999 and January 3, 1998 and Stanley Connecticut's unaudited interim consolidated financial statements as of and for the quarter ended March 30, 2002 and March 31, 2001. This data should be read in conjunction with the audited and unaudited interim consolidated financial statements of Stanley Connecticut, including the notes to the financial statements, incorporated by reference into this proxy statement/prospectus.

      We have not included data for Stanley Bermuda because it did not conduct business during any of the periods discussed below.


                                                (Unaudited) Quarter
                                                       Ended                       Years Ended December 29, 2001,
                                                  March 30, 2002                December 30, 2000, January 1, 2000,
                                                and March 31, 2001              January 2, 1999, January 3, 1998(1)
                                              ----------------------   ------------------------------------------------------
                                                                  (In millions, except per share data)
Income Statement Data                            2002      2001(A)(E)  2001(A)(E)  2000(E)   1999(B)(E) 1998(C)(E) 1997(D)(E)
                                              ---------    ----------  ----------  -------   ---------- ---------- ----------


  Net sales(2)..............................  $      617   $      622  $   2,624   $ 2,749   $  2,752   $  2,729   $  2,670
  Net earnings (loss).......................          49           47        158       194        150        138       (42)

Income Per Common Share Data
  Basic-
    Net earnings (loss) per share...........  $      .57   $      .54  $    1.85   $  2.22   $   1.67   $   1.54   $  (.47)
  Diluted-
    Net earnings (loss) per share...........  $      .56          .54  $    1.81   $  2.22   $   1.67   $   1.53   $  (.47)

Balance Sheet Data (at period end)
Total assets................................  $    2,064   $    1,953  $   2,056   $ 1,885   $  1,891   $  1,933    $ 1,759
Goodwill, net...............................         215          157        216       160        168        177         79
Long-term debt..............................         195   $      240        197       249        290        345        284
Shareholders' equity........................         877   $      759        832       737        735        669        608
Dividends Per Share.........................  $      .24   $.      23  $     .94   $   .90   $    .87   $    .83    $   .77

____________________
(1) Stanley Connecticut's fiscal year ends on the Saturday closest to December 31.

(2)     In January, 2002 Stanley Connecticut adopted Emerging Issues Task Force
        (EITF) Issue No. 00-25 "Vendor Income Statement Characterization of Consideration to a Purchaser of Products or Services." EITF 00-25 requires the classification of certain customer promotional costs be recorded as a reduction of revenue. Amounts reported for the quarter ended March 30, 2002 have been recorded in accordance with EITF 00-25 and amounts reported for the quarter ended March 31, 2001 have been restated to conform with this presentation. Amounts presented for the years ended December 29, 2001, December 30, 2000, January 1, 2000, January 2, 1999 and January 3, 1998 have not been restated for this accounting change.

(A) Includes restructuring-related charges and asset impairments of $72.4 million, or $.58 per share, a pension curtailment gain of $29.3 million, or $.22 per share and $11.2 million in special charges for business repositionings and initiatives at Mac Tools, or $.09 per share that were incurred in the first quarter; $4.8 million, or $.04 per share, in special severance charges and $3.4 million, or $.04 per share, in special credits for tax benefits that were incurred in the third quarter; and $6.4 million, or $.05 per share, in special inventory charges that were incurred in the fourth quarter.

(B) Includes restructuring-related transition and other non-recurring costs of $54.9 million, or $.40 per share, a one time net restructuring credit of $21.3 million, or $.15 per share, a mechanics tools special charge of $20.1 million, or $.14 per share, and a gain realized upon the termination of a cross-currency financial instrument of $11.4 million, or $.08 per share.

(C) Includes restructuring-related transition and other non-recurring costs of $85.9 million, or $.61 per share.

(D) Includes charges for restructuring and asset impairments of $238.5 million, or $2.00 per share, related transition costs of $71.0 million, or $.49 per share, and a non-cash charge of $10.6 million, or $.07 per share, for a stock option grant as specified in Stanley Connecticut's employment contract with its chief executive officer.


(E)     In June 2001, the Financial Accounting Standards Board issued SFAS No.
        142. This statement requires that goodwill and intangible assets deemed to have an indefinite life not be amortized. Instead of amortizing goodwill and intangible assets deemed to have an indefinite life, the statement requires a test for impairment to be performed annually, or immediately if conditions indicate that such an impairment could exist. Stanley Connecticut adopted the statement effective December 30, 2001. As a result of adopting SFAS No. 142, goodwill amortization will no longer be recorded. Presented below is the pro forma impact on net income and diluted earnings per share for the quarter ended March 31, 2001, and for the fiscal years ended December 29, 2001, December 30, 2000, January 1, 2000, January 2, 1999 and January 3, 1998:




                                                     Quarter
                                                      Ended                                 Year Ended
                                                    --------      ----------------------------------------------------------------
                                                    Mar. 31,      Dec. 29,      Dec. 30,       Jan. 1,       Jan. 2,       Jan. 3,
                                                      2001          2001          2000          2000          1999          1998
                                                    --------      --------      --------      --------      --------      --------
Net income (loss) - as reported                     $   46.6      $  158.3      $  194.4      $  150.0      $  137.8      $  (41.9)
Goodwill amortization                                    1.3           7.6           5.3           5.5           4.2           3.1
Tax benefit of goodwill amortization                    (0.4)         (1.0)         (1.0)         (1.2)         (1.0)         (0.6)
                                                    --------      --------      --------       -------       -------       -------
Net income (loss) - pro forma                       $   47.5      $  164.9      $  198.7      $  153.3      $  141.0      $  (39.4)
                                                    ========      ========      ========       =======       =======       =======


Diluted earnings (loss) per share - as reported     $   0.54      $   1.81      $   2.22      $   1.67      $   1.53      $  (0.47)
Pro forma earnings (loss) per share impact              0.01          0.07          0.05          0.05          0.04          0.03
                                                    --------      --------      --------       -------       -------       -------
Diluted earnings (loss) per share - pro forma       $   0.55      $   1.88      $   2.27      $   1.72      $   1.57      $  (0.44)
                                                    ========      ========      ========       =======       =======       =======



     The pro forma earnings (loss) per share impact is calculated by dividing goodwill amortization, net of related tax benefits, by the number of diluted shares outstanding for the related period.

     Note: Earnings per share amounts within footnotes A through D above are net of taxes and are on a fully diluted basis.

                     SUMMARY PRO FORMA FINANCIAL INFORMATION

      A pro forma condensed consolidated balance sheet for Stanley Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to the historical consolidated balance sheet of Stanley Connecticut as of December 29, 2001 and March 30, 2002. Those balance sheets are included in Stanley Connecticut's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002.

      A pro forma condensed consolidated income statement for Stanley Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of Stanley Connecticut for the year ended December 29, 2001 or the quarter ended March 30, 2002. Those income statements are included in Stanley Connecticut's Annual Report on Form 10-K for the year ended December 29, 2001 and in Stanley Connecticut's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002.


      If the reorganization were completed at the beginning of 2001, Stanley Connecticut believes the worldwide effective tax rate would have been approximately 24.6% as compared to the actual worldwide rate of 33% reported for the year ended December 29, 2001 and 32% reported for the quarter ended March 30, 2002. More specifically, the provision for worldwide income taxes for the year ended December 29, 2001 of $78.4 million would be reduced to $58.3 million and the provision for worldwide income taxes for the quarter ended March 30, 2002 of $23.0 million would be reduced by $17.7 million. This equates to an 8.5% reduction for 2001 and 7.5% for 2002 in the overall worldwide effective income tax rate.


      The computation of tax savings for years after 2001 was based upon an estimate of the incremental reduction of income taxes in the range of $25.0 to $32.0 million per year. Stanley Connecticut used these estimates of tax reduction (assuming the reorganization were completed as of the beginning of the year) to recompute our worldwide tax provision against forecasted earnings. For purposes of this computation, Stanley Connecticut assumed that for years 2002 and forward, its effective tax rate would have been 32% (if the benefits of the reorganization had not taken effect). The range of tax savings and effective tax rates stems from the fact that the amount of the tax (and thus the tax savings) will be, in part, a function of Stanley Bermuda's future earnings, which earnings may be variable.

      Costs incurred in connection with the reorganization are not expected to be material.

                                  RISK FACTORS

Certain Stanley Connecticut Shareholders Will Recognize a Taxable Gain as a Result of Exchanging their Stanley Connecticut Common Stock for Stanley Bermuda Common Shares in the Reorganization

      Our tax advisor, Ernst & Young LLP, has advised us that generally for U.S. federal income tax purposes shareholders who are U.S. holders will recognize gain, if any, but not loss, on the receipt of Stanley Bermuda common shares in exchange for Stanley Connecticut common stock pursuant to the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the trading price of the Stanley Bermuda common shares received in exchange for Stanley Connecticut common stock in the reorganization over the holder's adjusted tax basis in the shares of Stanley Connecticut common stock exchanged therefor. Generally, any such gain will be capital gain. Shareholders will not be permitted to recognize any loss realized on the exchange of their shares of Stanley Connecticut common stock in the reorganization. In such case, the aggregate adjusted tax basis in the Stanley Bermuda common shares received would equal the aggregate adjusted tax basis of their shares of Stanley Connecticut common stock. Thus, subject to any subsequent increases in the trading price of Stanley Bermuda common shares, any loss would be preserved. The holding period for any Stanley Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. The holding period for any Stanley Bermuda common shares received by U.S. holders with a loss on their Stanley Connecticut common stock will include the holding period of the Stanley Connecticut common stock exchanged for those shares.

      WE URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

The Benefits of the Reorganization Could be Reduced or Eliminated if There Are Unfavorable Changes in or Interpretations of Tax Laws



      Several members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the anticipated tax benefits of the transaction. On March 6, 2002, Representative Richard E. Neal (along with 18 co-sponsors) introduced legislation (H.R. 3884) that, for U.S. federal tax purposes, would treat a foreign corporation, such as Stanley Bermuda, that undertakes a corporate expatriation transaction such as the reorganization as a domestic corporation and, thus, such foreign corporation would be subject to U.S. federal income tax. The Neal Legislation is proposed to be effective for corporate expatriation transactions completed after September 11, 2001. Representative James H. Maloney has also introduced legislation that is substantially similar to the Neal Legislation, including a September 11, 2001 effective date (H.R. 3922). Representative Scott McInnis has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to transactions completed after December 31, 2001 (H.R.
3857). Representative Nancy Johnson has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to transactions completed after September 11, 2001 and beginning before December 31, 2003 (H.R. 4756). Furthermore, Senator Charles Grassley, the Ranking Minority Member of the Senate Finance Committee, along with Senator Max Baucus, the Chairman of the Senate Finance Committee, also introduced legislation, which was approved by the Senate Finance Committee on June 18, 2002, that is substantially similar to the Neal legislation, except that it is proposed to apply to transactions completed after March 20, 2002 (S. 2119). If any of the Neal Legislation, the Maloney Legislation, the McInnis Legislation, the Johnson Legislation or the Grassley Legislation were enacted with their proposed effective dates, the anticipated tax savings from the reorganization would not be realized. Senator Paul Wellstone has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to tax years beginning after December 31, 2002 without regard to when such transactions were completed (S. 2050). If the Wellstone Legislation were enacted with its proposed effective date, the anticipated tax savings from the reorganization would be substantially eliminated.


      Several other members of the United States Congress and the Treasury Department are currently investigating transactions such as the reorganization. On May 17, 2002, the Office of Tax Policy of the

Department of the Treasury issued their preliminary report on off-shore reincorporation transactions which concluded:

      "We must work to ensure that our tax system does not operate to place U.S.-based companies at a competitive disadvantage in the global marketplace. The tax policy issues raised by the recent inversion activity are serious issues. Further work is needed to develop and implement an appropriate and effective long-term response. As an immediate matter, careful attention should be focused on ensuring that an inversion transaction, or any other transaction resulting in a new foreign parent, cannot be used to reduce inappropriately the U.S. tax on income from U.S. operations. A comprehensive review of the U.S. tax system, particularly the international tax rules, is both appropriate and timely. Our overreaching goal must be to maintain the position of the United States as the most desirable location in the world for place of incorporation, location of headquarters, and transaction of business."

      As a result of the increased scrutiny of such transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which would eliminate or substantially reduce the anticipated tax benefits of the reorganization or subject the company to material tax liability as a result of the reorganization. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material tax liability to the company or its shareholders.

      In addition, the IRS or other taxing authority could disagree with our assessment of the effects or interpretation of existing laws, regulations and treaties (including Stanley Bermuda's treatment as a tax resident of Barbados), which could subject the company to material tax liability as a result of the reorganization or subject the future operations of the reorganized company and its subsidiaries to material tax liability.

The Benefits of the Reorganization Could be Reduced or Eliminated if the IRS Successfully Challenges the Tax Treatment of the Reorganization.

      We believe that Stanley Connecticut should not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization. It should be noted, however, that the IRS may not agree with this conclusion. If the IRS were to challenge successfully the tax treatment of the reorganization, this could result in the company being liable for a material amount of taxes. Liability for a material amount of taxes could reduce or eliminate the expected tax benefits of the reorganization and could also have an adverse impact on the company's liquidity and capital resources.

Stanley Bermuda May Become Subject to a Material Amount of U.S. Corporate Income Tax, Which Would Reduce Stanley Bermuda's Net Income.

      Stanley Connecticut currently is subject to U.S. corporate income tax on its worldwide income. After the reorganization, Stanley Connecticut and its subsidiaries will continue to be subject to U.S. corporate income tax on their operations. Stanley Bermuda anticipates that its non-U.S. operations will not be subject to U.S. corporate income tax other than withholding taxes imposed on U.S. source dividend and interest income.

      Stanley Bermuda and other non-U.S. Stanley affiliates intend to conduct their operations in a manner that will cause them not to be engaged in the conduct of a trade or business in the U.S. Stanley Bermuda intends to comply with guidelines developed by its tax advisors designed to ensure that Stanley Bermuda and its non-U.S. affiliates do not engage in the conduct of a U.S. trade or business, and thus, Stanley Bermuda and its non-U.S. affiliates believe that they should not be required to pay U.S. corporate income tax, other than withholding tax on U.S. source dividend and interest income. However, if the IRS successfully contends that Stanley Bermuda or any of its non-U.S. affiliates are engaged in a trade or business in the U.S., Stanley Bermuda or that non-U.S. affiliate would be required to pay U.S. corporate income tax on income that is subject to the taxing jurisdiction of the U.S., and possibly the U.S. branch profits tax. Any such tax payments would reduce Stanley Bermuda's net income.

The Enforcement of Judgments in Shareholder Suits Against Stanley Bermuda May Be More Difficult Because Stanley Bermuda is Incorporated in Bermuda.

      Stanley Bermuda is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against Stanley Bermuda in United States courts. However, Stanley Bermuda will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States by having Stanley Connecticut, located at 1000 Stanley Drive, New Britain, Connecticut 06053, be its United States agent appointed for that purpose.


      Stanley Bermuda has been advised by its Bermuda counsel, Appleby, Spurling & Kempe, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda because there is no Bermuda law or treaty between the U.S. and Bermuda providing for the enforcement in Bermuda of a monetary judgment entered by a U.S. court. Stanley Bermuda has also been advised by Appleby, Spurling & Kempe that a final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation, by action on the debt evidenced by the court's judgment. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:


     o the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

     o the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

      A Bermuda court may impose civil liability on Stanley Bermuda or its directors or officers in a suit brought in the Supreme Court of Bermuda against Stanley Bermuda or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

Anti-takeover Provisions in Stanley Bermuda's Bye-laws and its Shareholders Rights Plan Will Maintain Certain Existing Anti-takeover Provisions of Stanley Connecticut.

      Similar to the current authority of Stanley Connecticut's board of directors, the board of directors of Stanley Bermuda may issue preferred shares and determine their rights and qualifications. The issuance of preferred shares may delay, defer or prevent a merger, amalgamation, tender offer or proxy contest involving Stanley Bermuda. This may cause the market price of Stanley Bermuda's shares to decrease significantly.

      In addition, provisions in Stanley Bermuda's bye-laws and shareholders rights plan, which replicate certain provisions of Stanley Connecticut's restated certificate of incorporation, bylaws and its shareholders rights plan, could discourage unsolicited takeover bids from third parties or the removal of incumbent management. These provisions include a classified board of directors and the possible dilution of a potential acquiror's interest in Stanley Bermuda as a result of the operation of its shareholders rights plan.


Your Rights as a Shareholder May be Adversely Changed as a Result of the Reorganization Because of Differences between Bermuda Law and Connecticut Law and Differences in Stanley Bermuda's and Stanley Connecticut's Organizational Documents.

      Because of differences in Bermuda law and Connecticut law and differences in the governing documents of Stanley Bermuda and Stanley Connecticut, your rights as a shareholder may be adversely changed if the reorganization is completed. For a description of these differences, see "Summary -- Rights of Shareholders" on page 11 and "Comparison of Rights of Shareholders" beginning on page 40.

                               THE REORGANIZATION

Structure of the Reorganization

      The Board of Directors has unanimously adopted and recommends that you approve the Agreement and Plan of Merger whereby we will change our domicile from Connecticut to Bermuda. The reorganization will be accomplished as follows:

         1. Stanley Mergerco will merge into Stanley Connecticut. Stanley Connecticut will be the surviving entity and become a wholly-owned, indirect subsidiary of Stanley Bermuda.

         2. In the merger, each outstanding share of Stanley Connecticut will automatically convert into the right to receive one common share of Stanley Bermuda. The current shareholders of Stanley Connecticut will own exactly the same number of Stanley Bermuda common shares as they currently own in Stanley Connecticut.

         3. After completion of the reorganization, you will own an interest in a Bermuda holding company which, through Stanley Connecticut and its other subsidiaries, will continue to conduct the business that Stanley Connecticut and its subsidiaries now conduct.

Background and Reasons for the Reorganization

      On February 7, 2002, the board of directors of Stanley Connecticut unanimously approved the plan to reorganize the company by changing its place of incorporation from Connecticut to Bermuda.

      On April 4, 2002, Stanley Connecticut mailed a proxy statement/prospectus to shareholders with respect to Stanley's annual meeting of shareholders to be held May 9, 2002, containing information with respect to the reorganization.


      On May 2, 2002, Stanley Connecticut sent a letter to all participants in the Stanley Account Value (401(k)) Plan correcting an inadvertent error in an earlier letter sent to the plan participants. The May 2 letter stated in relevant part "I also want to take this opportunity to correct a statement in an earlier letter from me with respect to the implications of not voting shares held in the 401(k) plan. I previously stated that `If you do not vote, that counts as a no vote.' In fact, if you do not vote, the trustee for the 401(k) plan will vote your shares for you in accordance [with] the trust agreement and applicable law."


      On May 9, 2002, at the annual meeting shareholders voted, among other things, to approve the Agreement and Plan of Merger. However, following the meeting a number of concerns were raised regarding the confusion with respect to the voting instructions for the 401(k) Plan participants.

      During the morning of May 10, 2002, the Attorney General of the State of Connecticut, on behalf of the Treasurer of the State of Connecticut, as trustee for the State of Connecticut Retirement Plans and Trust Funds, filed a compliant challenging the validity of the vote with respect to the reincorporation proposal at the annual meeting. The complaint alleged that 401(k) Plan participants were confused about the 401(k) Plan voting procedures. Later that day, Stanley Connecticut entered into an agreement with the Attorney General stipulating that it would not proceed with the transaction based on the vote at the annual meeting without giving the Attorney General prior notice.


      Following the close of business on May 10, 2002, Stanley Connecticut issued the following press release:

                    "The Stanley Works Announces Revote Plans

              NEW BRITAIN, Conn., May 10, 2002 - The Stanley Works (NYSE: SWK) announced today that its Board of Directors has authorized a revote on the Bermuda reincorporation. Although the company believes that the shareowner vote was fair and appropriate, it acknowledges concerns raised at yesterday's shareowners meeting that some people may have been confused about 401K plan voting procedures.

              John M. Trani, Chairman and Chief Executive Officer, stated:
     'Stanley's integrity is the most important asset of our company. Even the appearance of impropriety is unacceptable. That is why the decision was made to proceed with a revote. However, our strategy has not changed. Enabling our company to better compete by leveling the global playing field is strategically important and highly beneficial for our shareowners, employees, customers and all our other stakeholders. Being competitive is the best way to preserve U.S. jobs. A legislative overhaul of the tax system is preferred but, until that happens we must proceed in the best available manner. Upon the planned reincorporation, Stanley will continue to pay significant amounts of U.S. taxes on U.S. income.

              In the interest of ensuring that all our shareowners have the opportunity to participate in this important decision, the company will hold a special meeting as promptly as possible to allow shareowners to vote on reincorporation.

              The Stanley Works, an S&P 500 company, is a worldwide supplier of tools and doors and related hardware products for professional, industrial and consumer use."

      At a meeting on May 23, 2002, the board of directors of Stanley Connecticut unanimously adopted the Agreement and Plan of Merger.

Global Tax Position

      The board of directors is recommending the reorganization in part because it believes that the reorganization will improve our global tax position and should maximize potential growth and cash flow. We anticipate that the reorganized structure may enhance our ability to realize significant tax savings net of tax costs. These savings are expected to result in a reduction in our annual tax rate from approximately 32% to within a range of 23% to 25% over the next several years as a result of the reorganization. However, we cannot give any assurance as to what our tax savings net of tax costs will be after the reorganization. After the reorganization our tax rate will depend on, among other things, the effect of the recently proposed tax legislation described below should it be enacted. In addition, our tax rate depends generally on many factors, including the level and geographic mix of our earnings. As a result, our actual effective tax rate may vary materially from our expectation. We believe the improvement in cash flow will enable us:

     o    to maximize existing business growth;

     o to commit additional capital to product development, distribution expansion and acquisitions; and

     o to position the company to reduce the amount of its debt and repurchase our stock.

      Stanley Bermuda will be indirectly subject to U.S. tax on income earned from its U.S. business much as we are now. However, we believe the reorganization:

     o    may improve our global tax position;

     o may facilitate foreign tax savings through a more flexible corporate structure; and

     o may provide future U.S. tax savings to the extent that new foreign businesses may be held by Stanley Bermuda without any intervening U.S. owners.

      Thus, the new corporate structure should give us greater operational flexibility in seeking to lower our worldwide tax liability and effective tax rate. We believe that our improved cash flow and operational flexibility will allow us to be stronger and more competitive in our global marketplace by permitting us to implement our business strategy and grow our company more effectively.

      It is important to note that several members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the anticipated tax benefits of the transaction. On March 6, 2002, Representative Richard E. Neal (along with 18 co-sponsors) introduced legislation (H.R. 3884) that, for U.S. federal tax purposes, would treat a foreign corporation, such as Stanley Bermuda, that undertakes a corporate expatriation transaction such as the reorganization as a domestic corporation and, thus, such foreign corporation would be subject to U.S. federal income tax. The Neal Legislation is proposed to be effective for corporate expatriation transactions completed after September 11, 2001. Representative James H. Maloney has also introduced legislation that is substantially similar to the Neal Legislation, including a September 11, 2001 effective date (H.R. 3922). Representative Scott McInnis has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to transactions completed after December 31, 2001 (H.R. 3857). Representative Nancy Johnson has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to transactions completed after September 11, 2001 and beginning before December 31, 2003 (H.R. 4756). Furthermore, Senator Charles Grassley, the Ranking Minority Member of the Senate Finance Committee, along with Senator Max Baucus, the Chairman of the Senate Finance Committee, have also introduced legislation, which was approved by the Senate Finance Committee on June 18, 2002, that is substantially similar to the Neal legislation, except that it is proposed to apply to transactions completed after March 20, 2002 (S. 2119). If any of the Neal Legislation, the Maloney Legislation, the McInnis Legislation, the Johnson Legislation or the Grassley Legislation were enacted with their proposed effective dates, the anticipated tax savings from the reorganization would not be realized. Senator Paul Wellstone has also introduced legislation that is substantially similar to the Neal Legislation, except that it is proposed to apply to tax years beginning after December 31, 2002 without regard to when such transactions were completed (S. 2050). If the Wellstone Legislation were enacted with its proposed effective date, the anticipated tax savings from the reorganization would be substantially eliminated.


      Several other members of the United States Congress and the Treasury Department are currently investigating transactions such as the reorganization. On May 17, 2002, the Office of Tax Policy of the Department of the Treasury issued its preliminary report on off-shore reincorporation transactions which concluded:

            "We must work to ensure that our tax system does not operate to place U.S.-based companies at a competitive disadvantage in the global marketplace. The tax policy issues raised by the recent inversion activity are serious issues. Further work is needed to develop and implement an appropriate and effective long-term response. As an immediate matter, careful attention should be focused on ensuring that an inversion transaction, or any other transaction resulting in a new foreign parent, cannot be used to reduce inappropriately the U.S. tax on income from U.S. operations. A comprehensive review of the U.S. tax system, particularly the international tax rules, is both appropriate and timely. Our overreaching goal must be to maintain the position of the United States as the most desirable location in the world for place of incorporation, location of headquarters, and transaction of business."

      As a result of the increased scrutiny of such transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which would eliminate or substantially reduce the anticipated tax benefits of the reorganization or subject the company to material tax liability as a result of the reorganization. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material tax liability to the company or its shareholders.

International Growth

      We also expect that our improved cash flow will allow us to grow our business globally. International activities are an important part of our current business. In 2001, our international sales accounted for approximately 28% of the total. We have 45 manufacturing facilities around the world; 40% of these facilities are outside the United States. Close to 50% of our employees and over 30% of our fixed assets are outside of the United States. Expansion of our international business is an important part of our current business strategy, and we believe that significant growth opportunities exist in the international marketplace through acquisitions and product development. For example, two of the three major acquisitions made by Stanley Connecticut within the past five years have been of companies based outside of the United States.

Potential Expansion of Investor Base

      The board also believes that the reorganization will increase Stanley Bermuda's attractiveness to non-U.S. investors. Distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes under the Internal Revenue Code of 1986, as amended. In addition, estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. As we will be a non-U.S. corporation following the reorganization, these taxes will generally no longer be applicable to non-U.S. investors. Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends paid by Stanley Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Stanley Bermuda common shares (other than by shareholders resident in Bermuda). Stanley Bermuda is not aware of any other taxes that non-U.S. residents might incur that could discourage an investment in Stanley Bermuda as compared to an investment in Stanley Connecticut. As a result, non-U.S. investors may be more receptive to an investment in Stanley Bermuda common shares potentially increasing the liquidity in the market for Stanley Bermuda common shares.

      Likewise, under existing Barbados law (the country in which Stanley Bermuda will be centrally managed and controlled and therefore tax resident), there will be no income or withholding tax on dividends, if any, paid by Stanley Bermuda to its shareholders resident outside of Barbados. Furthermore, shareholders will not be subject to any Barbados taxation on the sale or other transfer (including by gift or on the death of the shareholder) of Stanley Bermuda common shares.

Other Considerations

      In addition to the potential benefits described above, the board of directors of Stanley Connecticut considered certain countervailing factors in its analysis of the reorganization.

     o The board of directors considered the fact that Stanley Connecticut shareholders that are U.S. holders will recognize a taxable gain as a result of the reorganization to the extent that the trading price of the Stanley Bermuda common shares received by the U.S. holder on the effective date of the reorganization exceeds such holder's adjusted tax basis in the Stanley Connecticut common stock exchanged therefor.

     o The board of directors considered the fact that taxing authorities may take actions to limit or eliminate the benefits expected to result from the reorganization.

     o The board of directors considered whether there would be any negative effects resulting from Stanley Bermuda being incorporated outside the United States on its relationships with customers, suppliers and employees and determined that those relationships should not be negatively affected since the company's business operations and the location of its corporate headquarters will remain unchanged. In addition, for the foregoing reasons, management does not believe that the reorganization will have a negative impact on sales.

      The foregoing discussion of the information and factors considered by the board of directors is not intended to be complete, but includes the material factors considered. The board of directors did not assign particular weight or rank to the factors it considered in approving the reorganization. In considering the factors described above, individual members of the board of directors may have given different weight to various ones. The board of directors concluded that the positive aspects of the reorganization significantly outweighed the foregoing countervailing factors.

Recommendation of the Board of Directors

      On May 23, 2002, the board of directors of Stanley Connecticut unanimously adopted the Agreement and Plan of Merger and recommends that shareholders vote "FOR" its approval.

The Merger Agreement

      Stanley Connecticut and Stanley Bermuda have entered into the merger agreement which is the legal document that governs the merger. Prior to the special meeting and pursuant to the plan of reorganization, Stanley US Holdings, Inc. and Stanley Mergerco, Inc. will adopt the documents necessary to effect their formation and capitalization and will enter into the merger agreement, and Stanley US Holdings, as Stanley Mergerco's sole shareholder, will approve the merger agreement in accordance with applicable law. We recommend that you read carefully the complete merger agreement for the precise legal terms of the merger and other information that may be important to you. The merger agreement is included in this proxy statement/prospectus as annex I.

Conditions to Consummation of the Merger

      The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

     o the merger agreement is approved by the affirmative vote of two-thirds of the voting power of Stanley Connecticut outstanding as of the record date;

     o none of the parties to the merger agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the reorganization;

     o the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect; and

     o all consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

      We are a party to agreements that require the consent of third parties prior to the implementation of the merger. We believe that we will obtain all material consents required prior to the completion of the merger and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the reorganization.

Effective Time

      If the merger agreement is approved by the requisite vote of our shareholders, the merger will become effective upon the effective date of the certificate of merger filed with the Secretary of State of the State of Connecticut in accordance with Connecticut law. Stanley Connecticut expects to file the certificate of merger and have the merger become effective as promptly as possible following the special meeting.

      In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the merger agreement has been approved by our shareholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of Stanley Connecticut at any time prior to its becoming effective, even though the merger agreement has been approved by our shareholders and all conditions to the merger have been satisfied.

Amendment or Termination

      The merger agreement may be amended, modified or supplemented at any time before or after its approval. However, after approval, no amendment, modification or supplement may be made or effected that does any of the following:

     o alters or changes the amount or kind of shares to be received by shareholders in the merger;

     o alters or changes any term of the certificate of incorporation of the surviving corporation, except for alterations or changes that could otherwise be approved by the directors of the surviving corporation; or

     o alters or changes any other terms and conditions of the merger agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of Stanley Connecticut common stock.

      Our board of directors may terminate the merger agreement and abandon the merger at any time prior to its effectiveness.

Share Conversion; Exchange of Shares

      Each share of Stanley Connecticut common stock (together with the associated preferred stock repurchase right) will automatically convert into the right to receive one common share (together with an associated preferred share repurchase right) of Stanley Bermuda upon the consummation of the merger.

      If you desire to sell some or all of your Stanley Bermuda common shares after the effective date of the merger, delivery of the stock certificate(s) which previously represented shares of Stanley Connecticut common stock will be sufficient. Your right to sell shares of Stanley Connecticut before the effective date of the merger will also not be affected.

      We have appointed EquiServe Trust Company, N.A., to handle the exchange of Stanley Connecticut stock certificates for Stanley Bermuda common share certificates. Prior to the merger, Stanley US Holdings and Stanley Mergerco will deposit certificates representing a sufficient number of Stanley Bermuda common shares with the exchange agent for the purpose of enabling shareholders to exchange their Stanley

Connecticut common stock certificates for certificates representing an equal number of Stanley Bermuda common shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal to each former holder of Stanley Connecticut common stock. This letter of transmittal is to be used to exchange Stanley Connecticut stock certificates for Stanley Bermuda share certificates. The letter of transmittal will contain instructions explaining the procedure for surrendering Stanley Connecticut stock certificates. You should not return your Stanley Connecticut stock certificates with the enclosed proxy card.

      Stanley Connecticut shareholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive share certificates representing the common shares of Stanley Bermuda into which their shares of Stanley Connecticut have been converted in the merger. After the merger, each certificate that previously represented shares of Stanley Connecticut common stock will represent only the right to receive the common shares of Stanley Bermuda into which those shares of Stanley Connecticut common stock have been converted.

      After the merger becomes effective, Stanley Connecticut will not register any further transfers of shares of Stanley Connecticut common stock. Any certificates for Stanley Connecticut shares that you present for registration after the effective time of the merger will be exchanged for Stanley Bermuda common shares.

      If you surrender a Stanley Connecticut stock certificate and request the new Stanley Bermuda certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer.

Management of Stanley Bermuda

      When the reorganization is completed, all of the current directors and all of the officers of Stanley Connecticut will become the directors and the officers of Stanley Bermuda. Assuming the merger agreement is approved, the current directors of Stanley Connecticut will carry over their remaining terms of office to Stanley Bermuda.

Shareholders' Appraisal Rights

      Under the Connecticut Business Corporation Act, you will not have appraisal rights in connection with the merger because, among other reasons, the shares of Stanley Connecticut are, and the shares of Stanley Bermuda to be delivered in connection with the merger will be, listed on the New York Stock Exchange.

Dividends


      We paid cash dividends of $0.23 per share for the first two quarters of 2001 and $0.24 per share for the third and fourth quarters of 2001 and the first quarter of 2002. On May 17, 2002, we announced that our board of directors had approved the second quarter dividend of $0.24 per share payable on June 28, 2002, to shareholders of record at the close of business on Monday, June 3, 2002. Although Stanley Bermuda expects to continue to pay quarterly cash dividends following the reorganization, any future declaration and payment of dividends by Stanley Bermuda will continue to be:


     o dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

     o    subject to the discretion of its board of directors;

     o    subject to the ability of its subsidiaries to pay dividends; and

     o subject to the reasonable belief by its board of directors that after the payment is made, Stanley Bermuda would be able to pay its liabilities as they become due or that the realizable value of Stanley Bermuda's assets would not be less than the aggregate value of its liabilities and its issued share capital and share premium account.

      The share premium account is made up of the excess of the consideration paid on the issuance of shares over the aggregate par value of such shares. Share premium may be distributed in certain limited


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

circumstances. For example, it may be used to pay-up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.

      Any dividends declared by Stanley Bermuda will not be paid to holders of Stanley Connecticut stock certificates in respect of the common shares of Stanley Bermuda into which the Stanley Connecticut shares represented by those certificates have been converted until the Stanley Connecticut stock certificates are surrendered to the exchange agent.

Stock Compensation Plans; Benefit Plans and Employment Agreements

      If the reorganization is completed, we will amend our employee and director stock option and other stock-based plans and arrangements (including plans tied to performance) (1) to provide that Stanley Connecticut will continue to sponsor the employee plans and Stanley Bermuda will assume sponsorship of certain director plans, (2) to provide that common shares of Stanley Bermuda will be issued upon the exercise of any options or the payment of any other stock-based awards under the plans and arrangements, and (3) otherwise to reflect appropriately the substitution of common shares of Stanley Bermuda for common stock of Stanley Connecticut under the plans and arrangements and related agreements. Your approval of the merger will also constitute approval of those amendments to our stock option and other stock-based plans and arrangements providing for future use of Stanley Bermuda common shares in lieu of common stock of Stanley Connecticut after the merger.

      In addition, Stanley Connecticut will amend or replace certain plans or agreements that include change in control provisions, as appropriate, such that those provisions will apply to a change in control of Stanley Bermuda, rather than Stanley Connecticut.



Interests of Certain Persons in the Reorganization

      The annual compensation of Stanley Connecticut's executive officers (other than the chief executive officer) is determined by the Compensation and Organization Committee of the board of directors (which is comprised of four non-employee directors). The Compensation Committee determines the performance and award under the Management Incentive Compensation Plan ("MICP") for the chief executive officer and makes recommendations to the full board as to his salary. The Committee also administers the long-term incentive plans and makes stock option grants. In addition to providing benefits under the company's pension and savings plan generally provided to all salaried employees in the United States, a number of elements have been used by the Compensation Committee to compensate the company's executives. These elements include: salary; annual incentives; long-term incentives; ten-year stock options and share units. The Compensation Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareholder value through profitable growth.

      Salaries for 2002 were determined in January 2002 by (a) reference to a survey of similarly-sized manufacturing companies done by an independent executive compensation consultant, (b) individual performance, and (c) other factors the Compensation Committee deemed relevant. Successful completion of the reincorporation transaction was not a factor considered by the Compensation Committee in its determination of 2002 salaries. Annual incentive compensation under the MICP for 2002 will be determined in January 2003 based on the company's achievement of earnings, fully diluted earnings per share and return on capital employed targets established by the Compensation Committee in January 2002. In addition to salary and MICP awards, the company's senior executives will receive long term performance awards in early 2003 if the company achieves pre-established goals for cumulative earnings per share, average return on capital employed or cumulative cash flow for the three years ending at the 2002 fiscal year end; the size of such awards varying based on which goals are met. The Chairman and the Chief Financial Officer will also receive additional long term performance awards in early 2003 if the company achieves pre-established earnings per share goals. The goals for all of the long term performance awards were established in 1999 for the three year period ending December 31, 2002. The Committee is also likely to award stock options to compensate executives based on market appreciation of the company's shares, creating for the executives an identity of interest with the company's shareholders. Grants are typically made once per year during the month of October and relate to performance for the prior year. The grants are likely to be non-qualified stock options, vesting one to five years from the date of grant, with a term of up to ten years and an exercise price equal to at least the fair market value of the company's shares at the time of grant. In addition, the



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


Compensation Committee has established guidelines for minimum stock ownership for the company's executives, heads of product groups and other participants in the company's long-term incentive plans based on various multiples of base salary.

      To the extent the reincorporation transaction positively affects earnings, return on capital or cash flow, it will have a positive effect on the incentive compensation to be received by the company's executives. Similarly, if the reincorporation transaction were to have a positive effect on Stanley Bermuda's market price, the value of stock options and any other stock-based awards would be positively affected. However, all shareholders similarly benefit from increases in stock price performance. In connection with pursuing the reincorporation transaction, all entitlements under employment contracts and other benefit plans and arrangements that would vest as a result of a change of control triggered by the reincorporation have been waived by the executive entitled to the benefits, or the plan or arrangement providing for such benefits upon a change of control has been appropriately amended, so that such benefits will not become due and payable in connection with completing the reorganization transaction.


Stock Exchange Listing

      Our common stock is currently listed on both the New York Stock Exchange and Pacific Exchange. There is currently no established public trading market for the common shares of Stanley Bermuda. Stanley Bermuda has been approved for listing, subject to notice of issuance, on the New York Stock Exchange under the symbol "SWK," the same symbol under which Stanley Connecticut common stock is currently listed. Following the merger, we do not intend to continue our listing on the Pacific Exchange. Accordingly, the Stanley Bermuda common shares will not trade on the Pacific Exchange. Based on prior transactions similar to the reorganization by companies included in the S&P 500 Index, we believe that changing our domicile from Connecticut to Bermuda should not affect the inclusion of the Stanley Bermuda's common shares in the S&P 500 Index.

Accounting Treatment of the Reorganization

      The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in the historical consolidated carrying amounts of assets, liabilities and shareholders' equity.

                               THE SPECIAL MEETING

      This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Stanley Connecticut common stock by the Stanley Connecticut board of directors relating to the merger and other matters to be voted upon at the special meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for Stanley Bermuda common shares to be issued in the merger.

When and Where the Special Meeting Will be Held

      The special meeting of shareholders will be held at [time], local time, on [Month day], 2002 at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut. Directions may be found on the last printed page of this document.

What Will be Voted Upon

      At the special meeting, you will be asked to consider and vote upon the following items:

     o to approve the Agreement and Plan of Merger, substantially in the form attached to this proxy statement/prospectus as annex I, between Stanley Bermuda and Stanley Connecticut, whereby Stanley Connecticut will change its place of incorporation from Connecticut to Bermuda by merging an indirect, wholly-owned subsidiary of Stanley Bermuda to be named Stanley Mergerco, Inc. (that will be formed prior to the special meeting) into Stanley Connecticut, which will be the surviving entity and become the wholly-owned, indirect subsidiary of Stanley Bermuda, and pursuant to which each share of Stanley Connecticut (together with the associated preferred stock purchase rights) will automatically convert into the right to receive a share of Stanley Bermuda (together with an associated preferred share purchase right) and all current shareholders of Stanley Connecticut will become shareholders of Stanley Bermuda; and

     o to transact such other business as may properly come before the special meeting and any adjournment or postponement of the meeting.

Only Stanley Connecticut Shareholders of Record as of May 23, 2002 Are Entitled to Vote

      Stanley Connecticut has only one class of shares outstanding. Only shareholders of record at the close of business on May 23, 2002 as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were approximately 85,370,924 shares of Stanley Connecticut common stock outstanding and entitled to vote at the special meeting.

Majority of Outstanding Shares Must be Represented For a Vote to be Taken

      In order to have a quorum, a majority of the voting power of Stanley Connecticut must be represented in person or by proxy at the special meeting. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the special meeting.

Vote Required For Approval

      Approval of the Agreement and Plan of Merger will require the affirmative vote of two-thirds of the voting power of Stanley Connecticut outstanding as of the record date. For registered holders and holders for whom brokers hold their shares in "street name," failure to submit a proxy or to vote will have the effect of a vote against the reincorporation. In addition, for all shareholders abstentions will have the effect of a vote against the reincorporation.

      If you hold shares of Stanley Connecticut through the Stanley Account Value (401(k)) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee.

      As of the record date, there were 85,370,924 Stanley Connecticut shares outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates owned and had the right to vote, in the aggregate, approximately 100,000 Stanley Connecticut shares, which represents approximately .1% of the outstanding Stanley Connecticut shares. These persons have informed us that they intend to vote their shares in favor of the proposal to approve the Agreement and Plan of Merger.

      We believe that the two-thirds vote requirement to approve the reincorporation is an extremely high threshold to achieve. This is particularly apparent in light of the number of shares that were represented at our annual meeting last month. After a lengthy solicitation process, 92.5% of our shares were represented at the meeting which means that the approval of at least 72% (or almost three of every four) of those shares would be required to approve the proposal. Accordingly, your vote is important. Every vote counts. Whether you own one share or many, please mark, sign, date and return promptly the enclosed proxy in the postage-paid envelope provided or register your vote by telephone or the internet.

Voting Your Shares Registered in Your Name or Held in "Street Name"

      The Stanley Connecticut board of directors is soliciting proxies from the Stanley Connecticut shareholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

      Shareholders of record may vote by any one of the following methods:


     (1) CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m., New York time, on [Month day], 2002. Enter the control number located on your proxy card and follow the recorded instructions.

     (2) GO TO THE WEBSITE: http://www.eproxyvote.com/swk1 to vote over the Internet anytime up to 11:59 p.m., New York time, on [Month day], 2002. Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the Internet instruction.

     (3) MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by EquiServe, Stanley Connecticut's transfer agent, prior to the commencement of the special shareholders meeting at [time] on [Month day], 2002, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.


      If you hold your Stanley Connecticut shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting Your Shares Held in the Stanley Account Value (401(k)) Plan

      If you hold shares of Stanley Connecticut through our 401(k) Plan you can instruct the trustee (Citibank, N.A.), in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

     (1) CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m., New York time, on [Month day], 2002. Enter the control number located on your proxy card and follow the recorded instructions.


     (2) GO TO THE WEBSITE: http://www.eproxyvote.com/swk1 to vote over the Internet anytime up to 11:59 p.m., New York time, on [Month day], 2002. Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the Internet instruction.

     (3) MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage prepaid envelope. Your proxy card must be received by EquiServe, Stanley Connecticut's transfer agent, no later than 5:00 p.m., New York time, on [Month day], 2002, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the special shareholders meeting. If you are voting by telephone or by the Internet, please do not return your proxy card. In addition, since only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares at the special shareholders meeting.


      Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee.

Changing Your Vote by Revoking Your Proxy

   If You Have Shares Registered in Your Own Name

      If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

     o First, you may send a written notice to EquiServe, Stanley Connecticut's transfer agent, at P.O. Box 9391, Boston, Massachusetts 02205-9969 stating that you would like to revoke your proxy. This notice must be received prior to the commencement of the special meeting at [time] on [Month day], 2002.

     o Second, you may complete and submit a new later-dated proxy by any of the three methods described above under "Voting Your Shares Registered in Your Name or Held in `Street Name'." The latest dated proxy actually received by Stanley Connecticut in accordance with the instructions for voting set forth in this proxy statement/prospectus prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

     o Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

     If a Broker Holds Your Shares in "Street Name"

      If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

   If you are a 401(k) Plan Holder:

         There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

     o First, you may send a written notice to EquiServe, Stanley Connecticut's transfer agent, at P.O. Box 9391, Boston, Massachusetts 02205-9969 stating that you would like to revoke your instructions to Citibank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 11:59 p.m., New York time on [Day of the week], [Month day], 2002 in order to revoke your prior instructions.

o Second, you may submit new voting instructions by any one of the three methods described above under "Voting Your Shares Held in the Stanley Account Value (401(k)) Plan." The latest dated instructions actually received by Citibank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this proxy statement/prospectus will be the ones that are counted, and all earlier instructions will be revoked.

How Proxies Are Counted


      If shares are registered in your name and you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Stanley Connecticut board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it may be counted to determine whether there is a quorum present at the special meeting. Accordingly, since the affirmative vote of two-thirds of the voting power of Stanley Connecticut at the special meeting is required to approve the merger agreement, a proxy marked "ABSTAIN" will have the effect of a vote against the merger proposal. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the approval of the merger agreement without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, this will have the same effect as a vote against the merger.


      If you hold shares of Stanley Connecticut through the Stanley Account Value (401(k)) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee.

Confidential Voting

      It is Stanley Connecticut's policy that all proxies, ballots and tabulations of shareholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

      For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential. You do not need to request confidential treatment in order to maintain the confidentiality of your vote.

Cost of Solicitation

      Stanley Connecticut will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone, the Internet or other means, Stanley Connecticut will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Stanley Connecticut will, upon request, reimburse these institutions for their reasonable expenses. Stanley Connecticut has retained D.F. King & Co., Inc. to aid in the solicitation of proxies.

Shareholder Proposals

      The board of directors of Stanley Connecticut is not aware of any matters that are expected to come before the special meeting other than those referred to in this proxy statement/prospectus. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

      Each year, a shareholder may submit proposals to be included in the proxy materials. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in Stanley Connecticut's 2003 annual meeting proxy materials (or Stanley Bermuda's if the merger agreement is approved and the reorganization consummated), shareholder proposals must be received no later than December 6, 2002.

      In addition, Stanley Bermuda's bye-laws provide that for a shareholder to have properly brought business before an annual general meeting, the shareholder must have given proper written notice as specified in the bye-laws and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission. To be timely for consideration at an annual general meeting, a shareholder's notice must be received by the Secretary at Stanley Bermuda's principal offices not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual general meeting of shareholders; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever first occurs. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Stanley Bermuda by the Secretary of Stanley Bermuda within the time limits described above. All shareholder proposals to be presented for consideration at Stanley Bermuda's 2003 annual meeting must be received by the Secretary of Stanley Bermuda no later than March 10, 2003.

           DESCRIPTION OF AUTHORIZED SHARES OF THE STANLEY WORKS, LTD.


      The memorandum of association and bye-laws of Stanley Bermuda and The Companies Act 1981 (Bermuda) (the "Companies Act") govern the terms of the share capital of Stanley Bermuda. The memorandum of association of Stanley Bermuda is attached to this proxy statement/prospectus as annex II. Prior to the completion of the merger, the authorized share capital of Stanley Bermuda will be altered as discussed in the following paragraph. The amended and restated bye-laws of Stanley Bermuda which will be in effect upon consummation of the merger are attached to this proxy statement/prospectus as annex III. The following discussion is a summary of the terms of the share capital of Stanley Bermuda that will be in effect immediately following the merger. The complete text of Stanley Bermuda's memorandum of association and its amended and restated bye-laws which are attached as annexes II and III, respectively, and incorporated by reference. We encourage you to read those documents carefully.


Authorized Share Capital

      Immediately following the merger, Stanley Bermuda's share capital will be US$2,100,000 divided into 200,000,000 common shares, par value US$0.01 per share, and 10,000,000 preferred shares, par value US$0.01 per share, which preferred shares may be designated and created as shares of any other classes or series of preferred shares with the respective rights and restrictions determined by the board of directors.

Voting

      The holders of Stanley Bermuda common shares will be entitled to one vote per share on all matters submitted to a vote of the shareholders.

      The Stanley Bermuda common shares are not subject to cumulative voting.

      There are no other limitations imposed by Bermuda law or Stanley Bermuda's amended and restated bye-laws on the right of shareholders who are not Bermuda residents to hold or vote their Stanley Bermuda common shares.

Dividend Rights

      Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends and other distributions on the issued Stanley Bermuda common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Stanley Bermuda out of assets or funds legally available therefor.

Redemption and Conversion

      Stanley Bermuda common shares will not be convertible into shares of any other class or series or be subject to redemption either by Stanley Bermuda or the holders of the common shares.

Stock Exchange Listing

      Immediately following the merger, Stanley Bermuda's common shares will be listed on the New York Stock Exchange under the symbol "SWK," the same symbol under which Stanley Connecticut's common stock is currently listed.

Changes to Rights of a Class or Series

      The Companies Act provides that the rights attached to any class or series of common shares of Stanley Bermuda, unless otherwise provided by the terms of that class or series, may be varied only with the consent in writing of the holders of three-fourths of that class or series or by a resolution passed by the affirmative vote of a majority of the total number of votes of the shares of such class or series present at a separate general meeting of holders of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series held. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

Quorum for General Meetings

      The holders of shares entitling them to exercise a majority of the voting power of Stanley Bermuda on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

Rights upon Liquidation

      Upon the liquidation of Stanley Bermuda, after the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Stanley Bermuda's common shares are entitled to receive pro rata any remaining assets of Stanley Bermuda available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Stanley Bermuda. The assets received by the holders of Stanley Bermuda common shares in a liquidation may consist in whole or in part of property which is not required to be of the same kind for all shareholders.

Sinking Fund

      Stanley Bermuda's common shares have no sinking fund provisions.

Liability for Further Calls or Assessments

      Stanley Bermuda's common shares to be issued in the merger will be duly and validly issued, fully paid and nonassessable.

Preemptive Rights

      Holders of Stanley Bermuda's common shares will have no preemptive or preferential right to purchase any securities of Stanley Bermuda.

Repurchase Rights

      The board of directors may, at its discretion, authorize the purchase by Stanley Bermuda of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

Compulsory Acquisition of Shares Held by Minority Holders

      An acquiring party is generally able to acquire compulsorily the common shares of minority holders in one of the following ways:

     o By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Stanley Bermuda, the consent of the court and approval of the arrangement by holders of the common shares (1) representing in the aggregate a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued common shares taken together as a class. If a scheme of arrangement receives all necessary consents, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

     o If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to apply to a court to enjoin the company acquisition.

     o By acquiring pursuant to a notice given to the remaining shareholders or class of shareholders where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the purchaser is entitled and bound to acquire the shares of the remaining shareholders on

     o the terms set out in such notice, unless the remaining shareholder applies to the court for an appraisal of the value of their shares. This provision only applies where the purchaser offers the same terms to all holders of shares whose shares are being acquired.

     o Through an "amalgamation" under the Companies Act. An amalgamation is similar to a merger. The Companies Act permits an amalgamation between two or more Bermuda companies or between one or more "exempted companies" and one or more foreign companies. Under Bermuda law, Stanley Bermuda will be considered an "exempted company." Stanley Bermuda's bye-laws provide that an amalgamation must be authorized by resolution of the shareholders approved by a majority of the issued shares outstanding on the applicable record date.

Transfer Agent

      The transfer agent and registrar for the Stanley Bermuda common shares will be EquiServe Trust Company, N.A.

Preferred Shares

      The board of directors of Stanley Bermuda may issue preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions approved by the board of directors providing for the issuance of such class or series. The Stanley Bermuda board of directors in authorizing such class or series may provide that any such class or series may be:

     o subject to redemption at the option of the company or the holders, or both, at such time or times and at such price or prices;

     o entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

     o entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Stanley Bermuda; or

     o convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Stanley Bermuda at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

Anti-Takeover Provisions

      Some of the provisions of Stanley Bermuda's amended and restated bye-laws could have an anti-takeover effect. These provisions are intended to replicate the existing provisions of Stanley Connecticut's restated certificate of incorporation and bylaws and provide continuity and stability in the composition of the board of directors and discourage transactions that may involve an actual or threatened change in control of Stanley Bermuda.

      The bye-laws provide that Stanley Bermuda's board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause and by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors of Stanley Bermuda. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

      The bye-laws also provide that the board of directors will consist of not less than seven nor more than eighteen persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

      The bye-laws of Stanley Bermuda provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting that is specified in the notice of meeting given by or at the direction of the board of directors, otherwise properly brought before the annual meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given proper written notice as specified in the bye-laws and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission. To be timely for consideration at an annual general meeting, a shareholder's notice must be received by the Secretary at Stanley Bermuda's principal offices not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual general meeting of shareholders; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever first occurs. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Stanley Bermuda by the Secretary of Stanley Bermuda within the time limits described above.

      Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Stanley Bermuda's common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares required or permitted to take such action. Under the bye-laws special general meetings may be called at any time by any of the Chairman of the board of directors, the Deputy Chairman, the President or the board of directors when requested by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the shares of a company entitled to vote at a general meeting to requisition a special general meeting.

      The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to issue from time to time any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Stanley Bermuda common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.


      As a Bermuda company, Stanley Bermuda is not subject to either of the Connecticut anti-takeover statutes, Section 33-841 or Section 33-844 of the Connecticut Business Corporation Act. Section 33-841 of the Connecticut Business Corporation Act, the "fair price" statute, generally requires business combinations (as defined by the statute to include certain mergers and consolidations, dispositions of assets and issuances of securities, as well as certain other transactions) with an interested shareholder (as defined by the statute generally to include holders of 10% or more of the outstanding stock of the corporation or an affiliate thereof) to be approved by the board of directors and then by the affirmative vote of at least (1) the holders of 80% of the voting power of the outstanding shares of voting stock and (2) the holders of two-thirds of such voting power excluding the voting stock held by the interested shareholder, unless the consideration to be received by the shareholders of the corporation meets certain price and other requirements set forth in the statute or unless the board of directors of the corporation has by resolution determined to exempt business combinations with such interested shareholder prior to the time that such shareholder became an interested shareholder. Section 33-844 of the Connecticut Business Corporation Act, the "freeze-out" statute, generally prohibits a Connecticut corporation from engaging in certain business combinations with an interested shareholder for a period of five years following the date that such shareholder became an interested shareholder, (i) unless the business combination or the purchase of stock is approved by the corporation's board and by a majority of the non-employee directors of which there must be at least two, prior to the date such shareholder became an interested shareholder or (ii) unless the interested shareholder was an interested shareholder on February 1, 1988, unless subsequent to June 7, 1988, such interested shareholder increased its proportionate share of the voting power of the outstanding voting stock of the corporation (excluding any increase approved by the corporation's board before such increase occurs). Nor is Stanley Bermuda subject to the "anti-greenmail" provision under Stanley Connecticut's bylaws which restricts repurchases of shares held by a shareholder who owns more than 3% of the outstanding shares who has not held those shares for at least two years.


      Stanley Bermuda's bye-laws do not contain the same "fair price to shareholders in business combinations" provision currently in effect under Stanley Connecticut's organizational documents. We have eliminated this provision in an effort to be responsive to certain concerns expressed with respect to shareholder rights during our annual meeting proxy solicitation. The "fair price" provision under Stanley Connecticut's organization documents is similar to the "fair price" statute under the Connecticut Business Corporation Act.

      Immediately following the merger, Stanley Bermuda will have in place a shareholders rights plan substantially similar to the Stanley Connecticut shareholders rights plan currently in place. The operation of the shareholders rights plan could result in the possible dilution of a potential acquiror's interest in Stanley Bermuda. Consequently, the provisions of the shareholder rights plan could discourage unsolicited takeover bids for Stanley Bermuda from third parties. See "Comparison of Rights of Shareholders -- Rights Agreement."

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

      Your rights as a shareholder of Stanley Connecticut are governed by Connecticut law and Stanley Connecticut's restated certificate of incorporation and bylaws. After the merger, you will become a holder of Stanley Bermuda common shares and your rights will be governed by the Companies Act and Stanley Bermuda's memorandum of association, as amended by the memorandum of increase in capital, and amended and restated bye-laws.

      The following is a comparison of the material rights of holders of Stanley Connecticut common stock and Stanley Bermuda common shares. The comparison summarizes certain provisions of the existing organizational documents of Stanley Bermuda and Stanley Connecticut and, in some instances, provisions of Bermuda and Connecticut law. The current memorandum of association and the amended and restated bye-laws of Stanley Bermuda as they will be in effect immediately following the merger are included in this proxy statement/prospectus as annexes II and III and are incorporated by reference herein. The restated certificate of incorporation and bylaws of Stanley Connecticut can be found in Stanley Connecticut's filings with the Securities and Exchange Commission and are also incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information."

------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
Board of Directors
------------------------------- ------------------------------------------ -----------------------------------------

Size of Board                   Board must contain not less than seven     The provisions of Stanley Connecticut's
                                nor more than eighteen directors, as       organizational documents are
                                determined by the board pursuant to a      substantially similar, except that the
                                resolution approved by the affirmative     minimum number of directors of Stanley
                                vote of a majority of the directors in     Connecticut is nine.
                                office. All directors must be
                                shareholders of record.
------------------------------- ------------------------------------------ -----------------------------------------

Classified Board                Directors are divided into three           The provisions of Stanley Connecticut's
                                classes, each class is to be nearly        organizational documents are
                                equal in number.  If the number of         substantially similar.
                                directors is changed, any increase or
                                decrease will be apportioned among the
                                classes so as to maintain each class as
                                nearly equal as possible. No reduction
                                shall have the effect of shortening the
                                term of any incumbent director.
------------------------------- ------------------------------------------ -----------------------------------------

Term of Office                  Except for two classes of directors that   The provisions of Stanley Connecticut's
                                shall initially hold terms expiring at     organizational documents are
                                the annual general meetings in 2003 and    substantially similar.
                                2004, respectively, the term of office
                                of each director shall be until the
                                third annual meeting following his or
                                her election and qualification of his or
                                her successor unless a lesser term is
                                appropriate to have consistent class
                                size.
------------------------------- ------------------------------------------ -----------------------------------------

Vacancies                       Any vacancy among directors of any         The Connecticut Business Corporation
                                class, including a vacancy that results    Act provides that vacancies on the
                                from an increase in the number of          board may be filled by a majority of
                                directors, may be filled for the           remaining directors until the next
                                unexpired term by a vote of the majority   annual meeting, regardless of whether a
                                of remaining directors, regardless of      quorum is present.
                                class, provided, that a quorum is
                                present.  If no quorum of directors
                                remains, the vacancy
------------------------------- ------------------------------------------ -----------------------------------------

------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
                                shall be filled by a general meeting of
                                shareholders.
------------------------------- ------------------------------------------ -----------------------------------------

Removal of Directors            Directors can be removed from office       The provisions of Stanley Connecticut's
                                only for cause by the affirmative vote     organizational documents are
                                of the holders of at least a majority of   substantially similar.
                                the voting power of Stanley Bermuda on
                                the relevant record date.
------------------------------- ------------------------------------------ -----------------------------------------

Indemnification and             o   Stanley Bermuda shall indemnify to     The provisions of Stanley Connecticut's
Limitation of Liability of          the fullest extent permitted by law    organizational documents regarding
Directors, Officers and             any current or former director,        indemnification are substantially
Employees                           officer, agent, or any person          similar.
                                    serving or who has served at the
                                    request of the company as a            The Connecticut Business Corporation
                                    director, officer, employee or agent   Act permits and Stanley Connecticut's
                                    of another corporation against         restated certificate of incorporation
                                    expenses actually and reasonably       states that directors will not be
                                    incurred in connection with the        liable to the corporation or its
                                    defense or reasonable settlement of    shareholders for breach of a duty as a
                                    any such action, suit or proceeding    director for monetary damages in excess
                                    or any appeal therein.                 of the compensation received by such
                                                                           director for serving the corporation
                                o   A director of Stanley Bermuda will     during the year of the violation,
                                    not be personally liable to the        provided that the breach satisfies
                                    corporation or its shareholders for    various criteria set forth in the
                                    monetary damages to the fullest        Connecticut Business Corporation Act.
                                    extent permitted by law.

                                o   Stanley Bermuda is not responsible
                                    for indemnification if the
                                    individual is adjudged to be liable
                                    for fraud or dishonesty in the
                                    performance of his or her duties to
                                    Stanley Bermuda (unless a court
                                    determines otherwise).

                                o   The indemnification provided for in
                                    the bye-laws is not exclusive of
                                    other rights to which a director or
                                    officer may be entitled, including
                                    rights pursuant to the bye-laws, any
                                    agreement, any insurance purchased
                                    by Stanley Bermuda, vote of
                                    shareholders or disinterested
                                    directors, or otherwise.
------------------------------- ------------------------------------------ -----------------------------------------

Issuance of Preference Shares   The bye-laws provide that Stanley          The provisions of Stanley Connecticut's
                                Bermuda may issue up to 10 million         organizational documents are
                                preferred shares and permit the board of   substantially the same.
                                directors to authorize by means of a
                                board resolution the issuance of such
                                preferred shares in one or more series
                                and to fix for each such series, the
                                number of shares which shall constitute
                                such series, voting power, full or
                                limited, or no voting power, and
                                designations, preferences and relative
                                participating, optional or other rights
                                and qualifications, limitations or

------------------------------- ------------------------------------------ -----------------------------------------


------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
                                restrictions thereof. Such a "blank
                                check" preference share provision could
                                have certain "anti- takeover" effects.
                                See "Description of Authorized Shares of
                                Stanley Bermuda- Anti-Takeover
                                Provisions" on page 37.
------------------------------- ------------------------------------------ -----------------------------------------

Shareholder Meetings
------------------------------- ------------------------------------------ -----------------------------------------

Calling a Special Meeting       May be called by the Chairman of the       May be called by the Chairman of the
                                board, the Deputy Chairman, the            board, the President, the Secretary, by
                                President, the board of directors or the   call of the board of directors or by
                                shareholders when requisitioned by the     shareholders holding 35% or more of the
                                holders of 10% of the Stanley Bermuda      outstanding shares entitled to vote.
                                common shares as provided by the
                                Companies Act.
------------------------------- ------------------------------------------ -----------------------------------------

Quorum Requirements             At any meeting of shareholders, the        The provisions of Stanley Connecticut's
                                holders of not less than a majority of     organizational documents are
                                the shares outstanding and entitled to     substantially similar.  See "--Voting
                                vote, present in person or by proxy,       Requirements for Shareholder Action"
                                shall constitute a quorum. At any          below regarding certain differing vote
                                meeting duly called, holders of a          requirements.
                                majority of the voting shares
                                represented at the meeting may adjourn
                                the meeting if a quorum is present, and
                                if not present, the meeting must be
                                adjourned and Stanley Bermuda must
                                provide notice to shareholders in the
                                event the meeting is to be reconvened.
                                See "--Voting Requirements for
                                Shareholder Action" below regarding
                                certain differing vote requirements.
------------------------------- ------------------------------------------ -----------------------------------------

Action by Written Consent       The Companies Act provides that            The Connecticut Business Corporation
                                shareholders may take action by written    Act has a substantially similar
                                consent with 100% shareholder consent      provision unless the certificate of
                                required.                                  incorporation provides for a lower
                                                                           percentage, which may not be less than
                                                                           a majority.
------------------------------- ------------------------------------------ -----------------------------------------

Advance Notice Requirements     The bye-laws of Stanley Bermuda provide    The provisions of Stanley Connecticut's
for Matters to be Considered    that at any annual general meeting, only   organizational documents are
at a General Meeting            such business shall be conducted as        substantially similar, except the
                                shall have been brought before the         Stanley Connecticut bylaws provide that
                                meeting that:                              the Secretary of Stanley Connecticut
                                                                           must receive notice of director
                                o   is specified in the notice of          nominations by shareholders in proper
                                    meeting given by or at the direction   written form at least 30 days prior to
                                    of the board of directors,             the date of the meeting.

                                o   otherwise properly brought before
                                    the annual meeting by or at the
                                    direction of the board of directors,

                                o   by any shareholder who complies with
                                    certain procedures set forth in the
                                    bye-laws summarized below or

                                o   by any shareholder pursuant to the
                                    valid exercise of power granted
                                    under

------------------------------- ------------------------------------------ -----------------------------------------

------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------

                                     the Companies Act.

                                For business to be properly brought
                                before an annual general meeting by a
                                shareholder, the shareholder must have
                                given proper written notice as specified in the bye-laws and satisfied all requirements under applicable rules promulgated by the Securities and
                                Exchange Commission.

                                The bye-laws provide that to be timely
                                for consideration at an annual general
                                meeting, a shareholder's notice must be
                                received by the Secretary at Stanley
                                Bermuda's principal offices not less
                                than sixty days or more than ninety days
                                prior to the anniversary date of the
                                immediately preceding annual general
                                meeting of shareholders; provided,
                                however, that in the event that the
                                annual general meeting is called for a
                                date that is not within thirty days
                                before or after such anniversary date,
                                notice by the shareholder in order to be
                                timely must be so received not later
                                than the close of business on the tenth
                                day following the day on which such
                                notice of the date of the annual general
                                meeting was mailed or such public
                                disclosure of the date of the annual
                                general meeting was made, whichever
                                first occurs.
------------------------------- ------------------------------------------ -----------------------------------------

Amendments to Organizational
Documents
------------------------------- ------------------------------------------ -----------------------------------------

Memorandum of                   The memorandum may be amended in           The Connecticut Business Corporation
Association/Certificate of      accordance with the Companies Act which    Act provides that a corporation's board
Incorporation                   allows the memorandum to be amended by     of directors may propose one or more
                                the affirmative vote of a simple           amendments to its restated certificate
                                majority of the shareholders voting on     of incorporation for submission to the
                                the amendment.                             shareholders.  The Act provides that,
                                                                           as a general matter, as long as the
                                                                           amendment does not create dissenters'
                                                                           rights, it will be approved if the
                                                                           number of votes cast in favor of a
                                                                           proposal exceeds the number of votes
                                                                           cast opposing the proposal.  In
                                                                           addition, the Act provides that, if the
                                                                           amendment creates dissenters' rights,
                                                                           it would also require approval of a
                                                                           majority of the votes entitled to be
                                                                           cast on the amendment by any voting
                                                                           group with respect to which the
                                                                           amendment would create dissenters'
                                                                           rights.
------------------------------- ------------------------------------------ -----------------------------------------

------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
Bye-Laws/Bylaws                 The bye-laws may be amended by the board   Stanley Connecticut's restated
                                of directors, subject to approval by the   certificate of incorporation provides
                                affirmative vote of holders of a           that the bylaws may be altered or
                                majority of outstanding shares of          repealed by the board of directors or a
                                capital stock.                             vote of shareholders. The shareholders
                                                                           also have the power to alter or repeal
                                                                           such bylaws or establish other bylaws
                                                                           at any legal meeting.
------------------------------- ------------------------------------------ -----------------------------------------

Voting Requirements for         Except as otherwise specifically           Unless Stanley Connecticut's restated
Shareholder Action              provided in the bye-laws or the            certificate of incorporation, bylaws or
                                Companies Act, any action to be taken by   the Connecticut Business Corporation
                                the shareholders may be taken by the       Act specify a greater quorum or voting
                                affirmative vote of a simple majority of   requirement, any action to be taken by
                                the shares voting at a general meeting     the shareholders may be taken by the
                                of Stanley Bermuda.                        affirmative vote of a majority of the
                                                                           votes entitled to be cast. An action is
                                                                           approved if the number of votes cast in
                                                                           favor of a proposal exceeds the number
                                                                           of votes cast opposing the proposal.
------------------------------- ------------------------------------------ -----------------------------------------

Approval of Merger/Sale of      The Companies Act permits an               Under the Connecticut Business
Assets                          amalgamation (which is the equivalent of   Corporation Act, the merger, sale,
                                a merger) between two or more Bermuda      lease, exchange or disposal of all, or
                                companies, or between one or more          substantially all of Stanley
                                Bermuda "exempted companies" and one or    Connecticut's property must be approved
                                more foreign companies. Under Bermuda      by the affirmative vote of at least
                                law, Stanley Bermuda will be considered    two-thirds of the voting power of
                                an "exempted company."                     Stanley Connecticut outstanding as of
                                                                           the record date.
                                Stanley Bermuda's bye-laws provide that
                                an amalgamation must be authorized by
                                resolution of the shareholders approved
                                by a majority of the issued shares
                                outstanding.

                                Stanley Bermuda's bye-laws provide that
                                a sale, lease, or exchange of all or
                                substantially all of the assets of the
                                corporation including its goodwill and
                                corporate franchises, must be authorized by a resolution adopted by the shareholders of the majority of the outstanding stock of Stanley Bermuda entitled to vote on the resolution.

------------------------------- ------------------------------------------ -----------------------------------------

Dissenters' Appraisal Rights    The Companies Act provides that a          Subject to certain limited exceptions,
                                shareholder that does not vote in favor    the Connecticut Business Corporation
                                of an amalgamation (the Bermuda            Act does not provide the shareholders
                                equivalent of a merger) may apply to the   of Stanley Connecticut with appraisal
                                court for a determination of the fair      rights in the event that any such
                                value of such shareholder's shares.        shareholder dissents from a merger when
                                                                           shareholder approval is required.
------------------------------- ------------------------------------------ -----------------------------------------


------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
Shareholder Derivative Suits    Under Bermuda law, if a given              Under Connecticut law a shareholder may
                                transaction is capable of being lawfully   commence a derivative action with
                                authorized or ratified by a majority       respect to an act, or omission to
                                vote of shareholders, no shareholder can   enforce a right of the corporation:
                                assert a claim challenging such
                                transaction derivatively in the right of   o   after making a written demand upon
                                the corporation.  Derivative claims can        the corporation to take suitable
                                be asserted under Bermuda law if a             action and
                                shareholder alleges that a particular
                                action:                                    o   after 90 days have expired from the
                                                                               date of the demand (unless the
                                o   was ultra-vires or illegal; or             demand has been rejected by the
                                                                               corporation or unless irreparable
                                o   required but did not obtain                injury would result to the
                                    authorization by more than a               corporation by waiting for the
                                    majority of the voting shares of the       expiration of the 90 day period).
                                    corporation as required under the
                                    corporation's bye-laws or the          Under Connecticut law, the independent
                                    Companies Act; or                      directors of the corporation have broad
                                                                           discretion in seeking to obtain a stay
                                o   constituted a "fraud on the            or dismissal of a derivative action if
                                    minority," which includes an act       they determine in good faith that the
                                    authorized by a person (or group of    maintenance of the derivative suit is
                                    persons acting in concert) owning a    not in the best interests of the
                                    controlling number of voting           corporation.
                                    shares of the corporation that
                                    allegedly amounts to an
                                    unconscionable exercise of such
                                    power likely to result in either
                                    financial loss or unfair
                                    discriminatory treatment of the
                                    minority shareholders.

------------------------------- ------------------------------------------ -----------------------------------------

Standard of Conduct of          Under the Companies Act, a director in     Under Connecticut law, a director shall
Directors                       discharging his duties shall act           discharge his duties as a director in
                                honestly and in good faith with a view     good faith with the care that an
                                of the best interests of the company,      ordinarily prudent person in a like
                                and exercise the care, diligence and       position would exercise under similar
                                skills that a reasonably prudent person    circumstances, and in a manner he
                                would exercise in comparable               reasonably believes to be in the best
                                circumstances.                             interests of the corporation.

                                Company is defined by reference to
                                shareholders as a whole and not distinct
                                from the company itself.
------------------------------- ------------------------------------------ -----------------------------------------

Purchase of Shares              The bye-laws provide that the board of     Except as specifically provided for in
                                directors, at its discretion, may          the bylaws, Stanley Connecticut may not
                                authorize the purchase of its own shares   purchase its own shares, at a price
                                of any class, at any price (whether at     above the market price per share, from
                                par or below par) provided it is in        anyone known by the corporation to
                                accordance with the Companies Act.         beneficially own (as determined
                                                                           pursuant to Rule 13d-3 of the
                                                                           Securities Exchange Act of 1934) more
                                                                           than 3% of Stanley Connecticut's voting
                                                                           shares who has owned such securities
                                                                           for less than two years prior to the
                                                                           date of Stanley Connecticut's purchase
                                                                           of shares, unless (i) the share
                                                                           purchase has been approved
------------------------------- ------------------------------------------ -----------------------------------------


------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
                                                                           by a majority of the shares entitled to
                                                                           vote, excluding shares owned by the
                                                                           beneficial owner or (ii) the share
                                                                           purchase is pursuant to an offer being
                                                                           made to all shareholders of securities
                                                                           of such class.  Stanley Connecticut is
                                                                           prohibited by its restated certificate
                                                                           of incorporation from acquiring or
                                                                           holding more than 10% of its own stock
                                                                           for distribution to employees.
------------------------------- ------------------------------------------ -----------------------------------------

Access to Books and Records     Under the Companies Act, shareholders      Under the Connecticut Business
                                are entitled upon request to access to     Corporation Act, shareholders are
                                the following books and records of the     entitled upon request to access to the
                                corporation:                               following books and records of the
                                                                           corporation:
                                o   The memorandum of association;
                                                                           o   The certificate of incorporation;
                                o   The bye-laws of the corporation;
                                                                           o   The bylaws of the corporation;
                                o   Minutes of the meetings of
                                    shareholders of the corporation;       o   Resolutions of the board creating
                                                                               any class of preferred stock;
                                o   Copies of the share register of the
                                    corporation;                           o   The minutes of all shareholders
                                                                               meetings within the past three
                                o   Copies of the officer and director         years;
                                    register of the corporation; and
                                                                           o   All written communications to
                                o   The corporation's audited financial        shareholders within the past three
                                    statements.                                years;

                                                                           o   A list of names and business
                                                                               addresses of all officers and
                                                                               directors of the corporation; and

                                                                           o   Its most recent annual report
                                                                               delivered to the Connecticut
                                                                               Secretary of State.

                                                                           In addition, a shareholder may obtain
                                                                           access to the following documents
                                                                           provided that such shareholder's demand
                                                                           is in good faith and for a proper
                                                                           purpose, describes the request with
                                                                           particularity and the records are
                                                                           directly connected to the purpose:

                                                                           o   Excerpts from minutes of meetings
                                                                               of the board of directors or
                                                                               committees thereof;

                                                                           o   Accounting records of the
                                                                               corporation; and

                                                                           o   The record of shareholders.
------------------------------- ------------------------------------------ -----------------------------------------

------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
Rights Agreement
------------------------------- ------------------------------------------ -----------------------------------------

Terms of Rights                 Stanley Bermuda will enter into the        Stanley Connecticut's Rights Agreement,
                                Rights Agreement in substantially the      dated January 31, 1996, has
                                form attached as an exhibit to this        substantially similar provisions.
                                Registration Statement of which this
                                proxy statement/prospectus forms a part
                                prior to the effective date of the
                                merger and in the merger each right
                                issued under Stanley Connecticut's
                                Rights Agreement will automatically be
                                converted into a right of Stanley
                                Bermuda. Initially the rights will be
                                attached to all Stanley Bermuda common
                                shares. The rights will separate from
                                the Stanley Bermuda common shares on the
                                earlier of (i) 10 business days after
                                the public announcement that a third
                                person (an "acquiring person") has
                                acquired beneficial ownership of 10% or
                                more of the outstanding Stanley Bermuda
                                common shares or (ii) 10 business days
                                (or later if the Board so determines)
                                after the date that a tender or exchange
                                offer is first published or given that
                                would result in a third person
                                beneficially owning 10% or more of
                                Stanley Bermuda's common shares (a
                                "distribution date").

                                Each right will initially represent the
                                right to purchase 1/200 of a Series A
                                Junior Participating Preferred Share and will not be exercisable until the distribution date.

                                If an acquiring person becomes the
                                beneficial holder of 10% or more of the
                                then outstanding Stanley Bermuda common
                                shares, except in specified
                                circumstances, each holder of a right
                                will have the right to receive upon
                                exercise Stanley Bermuda common shares
                                (or in certain circumstances cash,
                                property or other securities of the
                                company) having a value equal to two
                                times the exercise price of the right.

                                If Stanley Bermuda is acquired in a
                                merger or other business combination or
                                50% of Stanley Bermuda's assets or
                                earning power is sold or transferred,
                                each holder of a right will have the
                                right to receive common stock of the
                                acquiring company having value equal to
                                two times the exercise price of a right.
                                The final expiration date is March 10,
                                2006. The exercise price is $220 for
                                each 1/200 of a
------------------------------- ------------------------------------------ -----------------------------------------

------------------------------- ------------------------------------------ -----------------------------------------
          Provision                          Stanley Bermuda                         Stanley Connecticut
------------------------------- ------------------------------------------ -----------------------------------------
                                Series A Junior Participating Preferred
                                Share, subject to adjustment. Any time
                                following the acquisition by a
                                beneficial owner of 10% or more but less
                                than 50% or more of Stanley Bermuda
                                common shares, the board may exchange
                                one Stanley Bermuda common share for
                                each right. The board may redeem all but
                                not less than all of the outstanding
                                rights for $.01 per right at the close
                                of business on the tenth day following
                                the stock acquisition date or the final
                                expiration date.
------------------------------- ------------------------------------------ -----------------------------------------

                  INCOME TAX CONSEQUENCES OF THE REORGANIZATION

U.S. Federal Income Tax Consequences to Shareholders

      The following discussion sets forth the opinion of Ernst & Young LLP as to the material U.S. federal income tax consequences of the reorganization to shareholders of Stanley Connecticut. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular Stanley Connecticut shareholders in light of their individual circumstances or to shareholders who, for U.S. federal income tax purposes, are subject to special rules, such as:

     o    dealers or traders in securities or currencies;

     o    tax-exempt entities;

     o    banks, financial institutions or insurance companies;

     o    grantor trusts;

     o    real estate investment trusts or regulated investment companies;

     o holders who hold Stanley Connecticut common stock as part of a position in a straddle or as part of a hedging or conversion transaction for U.S. federal income tax purposes;


     o    investors whose functional currency is not the U.S. dollar;


     o holders who acquired their Stanley Connecticut common stock within twelve months of the effective date of the merger pursuant to the exercise of employee stock options or otherwise as compensation;

     o holders that, for U.S. federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates; and

     o holders who own, or are deemed to own, 10% or more, determined by voting power or value, of Stanley Connecticut common stock or Stanley Bermuda common shares.

      Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the reorganization or the ownership and disposition of Stanley Bermuda common shares. Nor does this discussion address the tax consequences of the reorganization to Stanley Connecticut or Stanley Bermuda.

      Each Stanley Connecticut shareholder is strongly urged to consult his or her own tax advisor as to the particular tax consequences to him or her of the receipt of Stanley Bermuda common shares pursuant to the reorganization contemplated by this proxy statement/prospectus and the ownership and disposition of Stanley Bermuda common shares, including the applicability and effect of federal, state, local and foreign income and other tax laws in his or her particular circumstances.

      This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described below. Neither Stanley Connecticut nor Stanley Bermuda will request any ruling from the IRS as to the U.S. federal income tax consequences of the reorganization.

      This discussion assumes that Stanley Connecticut shareholders hold their Stanley Connecticut common stock and will hold Stanley Bermuda common shares as capital assets. In addition, this discussion is based on certain customary assumptions and representations made or to be made by Stanley Connecticut and Stanley Bermuda, including (1) that the facts set forth in this registration statement are true, accurate and complete, and (2) that the reorganization will be consummated as described in this registration statement. Any change in the truth, accuracy or completeness of any of the facts, assumptions or representations on which this discussion is based could affect the tax consequences described below.

      For purposes of this document, a U.S. holder is a beneficial owner of Stanley Connecticut common stock that, for U.S. federal income tax purposes, is:

     o    a citizen or resident of the U.S.;

     o a corporation or partnership created or organized in or under the laws of the U.S. or any State thereof, including the District of Columbia;

     o an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

     o a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration, and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust; or

     o otherwise subject to U.S. federal income taxation on a net income basis on their shares of Stanley Connecticut common stock.

   The Reorganization

      Receipt of Stanley Bermuda Common Shares. Because Stanley Bermuda is not a U.S. corporation, each U.S. holder will recognize gain, but not loss, on the receipt of Stanley Bermuda common shares in exchange for Stanley Connecticut common stock pursuant to the reorganization. Each U.S. holder will recognize gain with respect to the exchange of a share of Stanley Connecticut common stock for Stanley Bermuda common shares to the extent that (1) the fair market value on the effective date of the reorganization of a share of Stanley Bermuda received by such U.S. holder (which generally may be determined by reference to the trading price of the Stanley Bermuda common shares on the New York Stock Exchange) exceeds (2) such U.S. holder's adjusted tax basis in its Stanley Connecticut common stock surrendered in exchange therefor. Any gain recognized will be capital gain and will be long-term capital gain if the Stanley Connecticut common stock has been held for more than one year at the time of the reorganization. A U.S. holder that recognizes gain with respect to the reorganization will have an aggregate adjusted tax basis in its Stanley Bermuda common shares equal to the aggregate adjusted tax basis in the Stanley Connecticut common stock exchanged therefor, increased by the amount of gain recognized. A U.S. holder will not be permitted to recognize any loss realized on the exchange of his or her shares of Stanley Connecticut common stock in the reorganization. In such case, the aggregate adjusted tax basis of the Stanley Bermuda common shares received by a U.S. holder with a loss on its Stanley Connecticut common stock will be equal to such U.S. holder's aggregate adjusted tax basis in its Stanley Connecticut common stock surrendered in exchange therefor. Moreover, a U.S. holder will not be permitted to use any realized losses to offset gain recognized with respect to other blocks of Stanley Connecticut common stock exchanged pursuant to the reorganization. Thus, subject to any subsequent changes in the fair market value of Stanley Bermuda common shares, any loss would be preserved. The holding period for any Stanley Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization will begin at the effective date of the reorganization. The holding period for any Stanley Bermuda common shares received by U.S. holders with a loss on their Stanley Connecticut common stock will include the holding period of the Stanley Connecticut common stock exchanged therefor.

   Stanley Bermuda Common Shares

      Distributions. Subject to the discussion below under "-- Passive Foreign Investment Company Considerations," the gross amount of any distribution by Stanley Bermuda of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of Stanley Bermuda) with respect to common shares will be includible in income by a U.S. holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Stanley Bermuda as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. holders that are corporations. Subject to the discussion below under "-- Passive Foreign Investment Company Considerations," to the extent, if any, that the amount of any distribution by Stanley Bermuda exceeds Stanley Bermuda's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. holder's adjusted tax basis in the common shares and thereafter as capital gain. To the extent, if any, that the amount of any distribution by Stanley Bermuda exceeds Stanley Bermuda's current and accumulated earnings and profits computed for U.S. federal income tax purposes, Stanley Bermuda will provide a statement to such effect to the registered holders of Stanley Bermuda common shares. Those financial institutions will then be responsible for reporting to each applicable shareholder the relative amounts of each distribution that constitute a return of capital or a capital gains transaction. Stanley Bermuda does not currently anticipate that it will make distributions in excess of its current and accumulated earnings and profits. Stanley Bermuda will maintain calculations of its earnings and profits under U.S. federal income tax principles. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.


      It is anticipated that only a portion of the dividends received by a U.S. holder with respect to Stanley Bermuda common shares will be treated as foreign source income for purposes of calculating such holder's foreign tax credit limitation. This is because it is anticipated that (1) U.S. persons will own a majority of the Stanley Bermuda common shares after the reorganization, and (2) a portion of the income derived by Stanley Bermuda will be U.S. source income. To the extent that dividends distributed by Stanley Bermuda are treated as foreign source income, they generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

      Sale or Exchange of Common Shares. Subject to the discussion below under "-- Passive Foreign Investment Company Considerations," a U.S. holder generally will recognize gain or loss on the sale or exchange of Stanley Bermuda common shares equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in such Stanley Bermuda common shares. Such gain or loss will be capital gain or loss. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such common shares exceeds one year. Gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

      Passive Foreign Investment Company Considerations. A non-U.S. corporation will be classified as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (1) at least 75 percent of its gross income is passive income or (2) at least 50 percent of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

      Based on certain estimates of its gross income and gross assets and the nature of its business, Stanley Bermuda believes that it will not be classified as a PFIC for its current taxable year. Stanley Bermuda's status in future years will depend on its assets and activities in those years. Stanley Bermuda has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC. However, the tests for determining PFIC status are applied annually, and it is difficult to predict accurately future income and assets, which are relevant to this determination. Accordingly, Stanley Bermuda cannot assure that it will not become a PFIC. If Stanley Bermuda were a PFIC, a U.S. holder of common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, the Stanley Bermuda common shares.

      If Stanley Bermuda were a PFIC, a U.S. holder of Stanley Bermuda common shares could make a variety of elections that may alleviate the tax consequences referred to above, and one of these elections may be made retroactively. U.S. holders should consult their tax advisors regarding the tax consequences that would arise if Stanley Bermuda were treated as a PFIC.

      Backup Withholding Tax and Information Reporting Requirements. Currently, any distributions with respect to Stanley Connecticut common stock and proceeds from the sale or redemption of Stanley Connecticut common stock are subject to U.S. backup withholding tax and information reporting rules. After the reorganization, it is anticipated that the same rules will apply to distributions with respect to Stanley Bermuda common shares and to proceeds from the sale or redemption of Stanley Bermuda common shares.

      U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Stanley Bermuda common shares made within the U.S. to a holder of Stanley Bermuda common shares (other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payor will be required to withhold at the then applicable rate on any payments of dividends on or proceeds from the sale or redemption of Stanley Bermuda common shares within the U.S. to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. In the case of such payments by a payor or middleman within the U.S. to a foreign simple trust, a foreign grantor trust or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of such U.S. Treasury regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the U.S.), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a U.S. person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificates incorrect.

Bermuda Income Tax Consequences of the Reorganization

      The following discussion sets forth the opinion of Appleby, Spurling & Kempe as to the material Bermuda income tax consequences of the reorganization to Stanley Bermuda and its shareholders. Under current Bermuda law, Stanley Bermuda is not subject to tax on income or capital gains. Furthermore, Stanley Bermuda has obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended), an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of such tax will not be applicable to Stanley Bermuda or to any of its operations, or the shares, capital or common shares of Stanley Bermuda, until March 28, 2016. This undertaking does not, however, prevent the imposition of property taxes on Stanley Bermuda to the extent that it owns real property or leasehold interests in Bermuda or certain other taxes on Stanley Bermuda if it were to employ persons in Bermuda.

      No significant portion of Stanley Bermuda's income or capital gains will be subject to tax in Bermuda, which currently has no corporate income tax. However, this is based upon the anticipated nature and conduct of the business of Stanley Bermuda, which may change, and upon Stanley Bermuda's understanding of its position under the tax laws of Bermuda and other countries, which position is subject to review and possible challenge by taxing authorities and to possible changes in law (which may have retroactive effect). The extent to which certain taxing jurisdictions may require Stanley Bermuda to pay tax or to make payments in lieu of tax cannot be determined in advance. There can be no assurance that these factors will not have a material adverse effect on Stanley Bermuda.

      Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends paid by Stanley Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Stanley Bermuda common shares (other than by shareholders resident in Bermuda).

Barbados Income Tax Consequences of the Reorganization

      The following discussion sets forth the opinion of Ernst & Young LLP as to the material Barbados income tax consequences of the reorganization to Stanley Bermuda and its shareholders. Stanley Bermuda will be registered as an external company under the Companies Act, Cap. 308 of the laws of Barbados and will be licensed to operate as an IBC. It is intended that Stanley Bermuda's business will be centrally managed and controlled in Barbados. Barbados uses the test of central management and control to determine the tax residency of a company. This is a facts and circumstances test that principally focuses upon the jurisdiction in which the company's board of directors meets to make strategic decisions.

Generally the focus of Barbados law is on what body within a corporation is vested with strategic decision making capacity and, once that body is identified, the jurisdiction in which that capacity is exercised. Stanley Bermuda believes that it will be managed and controlled in Barbados because its Board of Directors has agreed that at least three quarters of its meetings will physically take place in Barbados and that most of the Stanley Bermuda strategic decisions will be made by the Board at meetings physically held in Barbados. Assuming Stanley Bermuda qualifies as a Barbados resident, it will be entitled to certain benefits under the United States-Barbados Income Tax Treaty. These benefits include the reduction (from 30% to 5%) of the U.S. withholding tax on dividend distributions paid from Stanley US Holdings, Inc. to Stanley Bermuda. If the benefits of the United States-Barbados Income Tax Treaty were not available because, for example, Stanley Bermuda was deemed to be a tax resident of Bermuda, the United States would impose a withholding tax at a rate of thirty percent (30%) on those distributions.


      As a company domiciled in Bermuda, but tax resident in Barbados, Stanley Bermuda will be subject to tax in Barbados on income derived from Barbados and on income derived from outside of Barbados to the extent that such income is remitted to Barbados. As an IBC, Stanley Bermuda will be subject to tax on its income at a maximum rate of 2.5% which is gradually reduced to 1% as income increases. In addition, Stanley Bermuda may elect to take a credit for taxes paid to a country other than Barbados provided that such an election does not reduce the tax payable in Barbados to a rate of less than 1%. The benefits of these lower tax rates for companies licensed as IBCs can be guaranteed by the Barbados Minister of Finance for up to fifteen (15) years. Barbados imposes no income tax on capital gains. In addition to Barbados income tax, Stanley Bermuda will be subject to Barbados property transfer tax and stamp duty to the extent that it transfers real property situated in Barbados and certain other taxes to the extent that it employs persons in Barbados.

      Under existing Barbados law, there will be no Barbados income or withholding tax imposed on any dividends, interest, royalties or other income amounts paid or deemed to be paid by Stanley Bermuda to any person resident outside of Barbados. Furthermore, shareholders will not be subject to any Barbados taxation on the sale or other transfer (including by gift or on the death of the shareholder) of Stanley Bermuda common shares.

                                     EXPERTS

      The consolidated financial statements of The Stanley Works at December 29, 2001 and December 30, 2000, and for each of the three years in the period ended December 29, 2001, included in the proxy statement/prospectus, which is referred to and made a part of this registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Stanley Bermuda common shares have been passed upon for Stanley Bermuda by its Bermuda counsel, Appleby, Spurling & Kempe. Appleby, Spurling & Kempe has also rendered an opinion to Stanley Bermuda regarding Bermuda tax consequences of the reorganization described in "Income Tax Consequences of the Reorganization-Bermuda Income Tax Consequences of the Reorganization." Ernst & Young LLP has acted as tax advisor to Stanley Bermuda and Stanley Connecticut in connection with the reorganization and has rendered an opinion to Stanley Bermuda regarding United States federal income tax consequences of the reorganization to shareholders of Stanley Connecticut described in "Income Tax Consequences of the Reorganization-U.S. Federal Income Tax Consequences to Shareholders" and in "Income Tax Consequences of the Reorganization-Barbados Income Tax Consequences of the Reorganization."

                       WHERE YOU CAN FIND MORE INFORMATION


      Stanley Bermuda has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended. This proxy statement/prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

      Stanley Connecticut is, and after the reorganization Stanley Bermuda will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files and will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional office of the Securities and Exchange Commission at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including The Stanley Works) are available on the Commission's Web Site at http://www.sec.gov.


      Upon completion of the reorganization, we anticipate that Stanley Bermuda common shares will be traded on the New York Stock exchange. At the time of commencement of such trading, Stanley Connecticut common stock will be delisted from the New York Stock Exchange and Pacific Exchange and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have automatically converted into the right to receive shares of Stanley Bermuda, and Stanley Bermuda will be registered pursuant to Section 12 of the Exchange Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by Stanley Connecticut with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:

             (1) Annual Report on Form 10-K for the fiscal year ended December 29, 2001, as amended by Form 10-K/A No. 1 thereto (File No. 1-5224);

             (2) Current Reports on Form 8-K dated January 24, 2002, February 8, 2002, February 25, 2002, April 3, 2002 and April 24, 2002 (File No.
     1-5224).

             (3) Quarterly Report on Form 10-Q for the quarter ended March 30, 2002 (File No. 1-5224).

      Each document filed by Stanley Connecticut pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/prospectus or in a document incorporation or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this proxy statement/prospectus and, if given or made such information or representation must not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation. Stanley Bermuda is prohibited from making any invitation to the public in Bermuda to subscribe for any of its shares.

                                                                        Annex I
================================================================================

                         AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                            THE STANLEY WORKS, LTD.

                                      AND

                               THE STANLEY WORKS

                           Dated as of May 24, 2002

================================================================================

                                   ARTICLE I

                                     MERGER

       1.1 Merger.................................................... 1
       1.2 Effective Time............................................ 2
       1.3 Effects of the Merger..................................... 2

                                   ARTICLE II

                            NAME, CHARTER DOCUMENTS,
                        DIRECTORS AND EXECUTIVE OFFICERS

       2.1 Name of Surviving Corporation............................. 2
       2.2 Certificate of Incorporation; Bylaws...................... 2
       2.3 Directors................................................. 2
       2.4 Officers.................................................. 2

                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

       3.1 Conversion................................................ 3
       3.2 Exchange Agent; Exchange of Stock......................... 3

                                   ARTICLE IV

                     EMPLOYEE BENEFIT PLANS AND AGREEMENTS

                                   ARTICLE V

                              CONDITIONS PRECEDENT

       5.1 Conditions to Each Party's Obligation to Effect the Merger 5

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

       6.1 Termination............................................... 6
       6.2 Effect of Termination..................................... 6
       6.3 Amendment................................................. 6
       6.4 Waiver.................................................... 6
       6.5 Procedure for Termination, Amendment, Extension or Waiver. 6

                                  ARTICLE VII

                               GENERAL PROVISIONS

       7.1 Notices................................................... 7
       7.2 Entire Agreement; No Third-party Beneficiaries............ 7
       7.3 Governing Law............................................. 7

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 24, 2002, between The Stanley Works, Ltd., a Bermuda company ("Stanley Bermuda"), and The Stanley Works, a Connecticut corporation ("Stanley Connecticut").

   WHEREAS, the respective Boards of Directors of Stanley Bermuda and Stanley Connecticut deem it advisable and in the best interests of their respective shareholders to reorganize such that Stanley Connecticut will effectively change its place of incorporation from Connecticut to Bermuda;

   WHEREAS, such reorganization will be accomplished by means of the merger of an indirect, wholly-owned subsidiary of Stanley Bermuda that will be formed prior to the annual meeting of the shareholders of Stanley Connecticut as a Connecticut corporation named Stanley Mergerco, Inc. ("Merger Sub") with and into Stanley Connecticut, pursuant to which Stanley Connecticut will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Stanley Bermuda, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), and whereby each outstanding share of common stock, par value $2.50 per share, of Stanley Connecticut (together with the rights associated with such shares (the "Stanley Connecticut Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated as of January 31, 1996, between Stanley Connecticut and State Street Bank and Trust Company, as Rights Agent, the "Stanley Connecticut Common Stock"), other than those shares of Stanley Connecticut Common Stock held by Stanley Connecticut or any direct or indirect wholly-owned subsidiary of Stanley Connecticut, shall automatically be converted into the right to receive one common share, par value US$.01 per share, of Stanley Bermuda and associated right (the "Stanley Bermuda Rights") to be issued pursuant to the Rights Agreement to be entered into prior to the Merger between Stanley Bermuda and the Rights Agent to be named therein (collectively, the "Stanley Bermuda Common Share");

   WHEREAS, the respective Boards of Directors of Stanley Bermuda and Stanley Connecticut have each approved and adopted this Agreement and approved the Merger in accordance with The Companies Act 1981, in the case of Stanley Bermuda, and in accordance with the Connecticut Business Corporation Act (the "CBCA"), in the case of Stanley Connecticut, and upon the terms and conditions set forth in this Agreement;

   WHEREAS, the consummation of the Merger requires, among other things, the approval of this Agreement by the affirmative vote of two-thirds of the outstanding shares of Stanley Connecticut Common Stock (the "Stanley Connecticut Shareholder Approval"); and

   WHEREAS, prior to the date of the annual meeting of shareholders of Stanley Connecticut called for the purpose of obtaining the Stanley Connecticut Shareholder Approval, (i) each of Merger Sub and Stanley US Holdings, Inc. ("US Holdings") shall be formed as Connecticut corporations, with Stanley Bermuda being the sole shareholder of US Holdings and US Holdings being the sole shareholder of Merger Sub, and (ii) the Board of Directors of each of Merger Sub and US Holdings shall adopt this Agreement and US Holdings, as sole shareholder of Merger Sub shall approve this Agreement, all in accordance with the CBCA;

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                    MERGER

   1.1  Merger.

   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CBCA, Merger Sub shall be merged with and into Stanley Connecticut. Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease, and Stanley Connecticut shall continue as the surviving corporation (the "Surviving Corporation"), becoming a wholly-owned, indirect subsidiary of Stanley Bermuda (and a wholly-owned, direct subsidiary of US Holdings), and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the CBCA.

   1.2  Effective Time.

   Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1, the parties shall duly prepare, execute and file a certificate of merger (the "Connecticut Certificate of Merger") in accordance with Section 33-819 of the CBCA with the Secretary of State of Connecticut. The Merger shall become effective upon the effective date of the Connecticut Certificate of Merger. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

   1.3  Effects of the Merger.

   (a) General Effects. The Merger shall have the effects set forth in Section 33-820 of the CBCA.

   (b) Assumptions of Obligations. The Surviving Corporation expressly assumes each obligation of Merger Sub which requires that such obligation be expressly assumed by the Surviving Corporation.

                                  ARTICLE II

                           NAME, CHARTER DOCUMENTS,
                       DIRECTORS AND EXECUTIVE OFFICERS

   2.1  Name of Surviving Corporation.

   The name of the Surviving Corporation shall be "The Stanley Works."

   2.2  Certificate of Incorporation; Bylaws.

   (a) The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time pursuant to this Agreement and the Certificate of Merger to contain the provisions in the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST of such Certificate shall provide that the name of the Surviving Corporation shall be "The Stanley Works."

   (b) The Bylaws of the Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the CBCA, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

   2.3  Directors.

   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their successors shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by the CBCA.

   2.4  Officers.

   The officers of Stanley Connecticut immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their successors shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by the CBCA.

                                  ARTICLE III

                       CONVERSION AND EXCHANGE OF STOCK

   3.1  Conversion.

   At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

   (a) Conversion of Stanley Connecticut Common Stock. Each issued and outstanding share of Stanley Connecticut Common Stock, other than shares cancelled in accordance with 3.1(b)(i), shall be converted into and become the right to receive one fully paid and nonassessable Stanley Bermuda Common Share.

   (b) Treatment of Shares Owned by Stanley Connecticut. Each issued (i) share of Stanley Connecticut Common Stock that is owned by Stanley Connecticut or by any direct or indirect wholly-owned subsidiary of Stanley Connecticut prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Stanley Bermuda Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of Stanley Connecticut Common Stock, and (ii) Stanley Bermuda Common Share that is owned by Stanley Connecticut prior to the Effective Time shall be repurchased by Stanley Bermuda for consideration equal to Stanley Connecticut's initial capital contribution to Stanley Bermuda in connection with its formation.

   (c) Conversion of Merger Sub Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

   (d) Stanley Connecticut Rights. Each Stanley Connecticut Right shall automatically be converted into one Stanley Bermuda Right.

   3.2  Exchange Agent; Exchange of Stock.

   (a) Exchange Agent. As soon as reasonably practicable, a bank or trust company (the "Exchange Agent") shall be designated for the purpose of exchanging certificates representing shares of Stanley Bermuda Common Shares (the "Bermuda Certificates") upon surrender of certificates representing shares of Stanley Connecticut Common Stock (the "Connecticut Certificates"). Not later than the Effective Time, US Holdings and Merger Sub will cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of Stanley Connecticut Common Stock, certificates representing Stanley Bermuda Common Shares issuable upon consummation of the Merger as set forth in Section 3.1(a) (the "Exchange Fund").

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Connecticut Certificate(s) that immediately prior to the Effective Time represented outstanding shares of Stanley Connecticut Common Stock whose shares were converted into and became the right to receive Stanley Bermuda Common Shares pursuant to Section 3.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Connecticut Certificates shall pass, only upon delivery of the Connecticut Certificates to the Exchange Agent and shall be in such form and have such other provisions as Stanley Bermuda may reasonably specify), and (ii) instructions for use in effecting the surrender of the Connecticut Certificates in exchange for Stanley Bermuda Common Shares. Upon surrender of a Connecticut Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Connecticut Certificate shall be entitled to receive in exchange therefor a Bermuda Certificate or Bermuda Certificates representing the number of Stanley Bermuda Common Shares which such holder has the right to receive pursuant to the provisions of this
Article III, and the Connecticut Certificate so surrendered shall be canceled. In the event of a transfer of ownership of a Connecticut Certificate after the Effective Time, exchange may be made to a person other than the person in whose name the Connecticut Certificate so surrendered is registered, if such Connecticut Certificate shall be properly endorsed or otherwise in proper form for transfer and shall be accompanied by evidence satisfactory to the Exchange Agent that any transfer or other taxes required by reason of such exchange in the name other than that of the registered holder of such Connecticut Certificate or instrument either has been paid or is not payable. Until surrendered as contemplated by this Section 3.2, each Connecticut Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Stanley Bermuda Common Shares in accordance with Section 3.1(a).

   (c) No Further Ownership Rights in Stanley Connecticut Common Stock. All Stanley Bermuda Common Shares issued in the Merger, including any Bermuda Certificates issued upon the surrender for exchange of Connecticut Certificates in accordance with the terms of this Article III, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Stanley Connecticut Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Stanley Connecticut on such shares of Stanley Connecticut Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Stanley Connecticut Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Connecticut Certificates are presented to the Surviving Corporation they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

   (d) Termination of Exchange Fund; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund, and holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Stanley Bermuda Common Shares and any dividends or other distributions with respect thereto payable upon due surrender of their Connecticut Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Connecticut Certificate for Stanley Bermuda Common Shares (or dividends or distributions with respect thereto) from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (e) Lost, Stolen or Destroyed Certificates. In the event any Stanley Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Stanley Certificate(s) to be lost, stolen or destroyed and, if required by Stanley Bermuda, the posting by such person of a bond in such sum as Stanley Bermuda may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Connecticut Certificate(s), the Exchange Agent will issue the Stanley Bermuda Common Shares pursuant to Section 3.1(a) deliverable in respect of the shares of Stanley Connecticut Common Stock represented by such lost, stolen or destroyed Connecticut Certificates.

   (f) Dividends; Distributions. No dividends or other distributions with respect to Stanley Bermuda Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Connecticut Certificate with respect to the Stanley Bermuda Common Shares represented thereby, and all such dividends and other distributions, if any, shall be paid by Stanley Bermuda to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Connecticut Certificate in accordance with this Article III. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Connecticut Certificate there shall be paid to the holder of a Connecticut Certificate representing the right to receive Stanley Bermuda Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the

Effective Time theretofore paid with respect to such Stanley Bermuda Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Stanley Bermuda Common Shares. Stanley Bermuda shall make available to the Exchange Agent cash for these purposes, if necessary.

                                  ARTICLE IV

                     EMPLOYEE BENEFIT PLANS AND AGREEMENTS

   At the Effective Time, (i) Stanley Bermuda shall assume the rights and obligations of Stanley Connecticut under The Stanley Works Deferred Compensation Plan for Non-Employee Directors, as amended December 11, 2000 and The Stanley Works Stock Option Plan for Non-Employee Directors, as amended December 18, 1996 (the "Stanley Bermuda Benefit Plans"), and (ii) Stanley Connecticut shall continue to sponsor and maintain all other benefit plans it currently sponsors and maintains including the plans set forth on Exhibit A hereto (the "Stanley Connecticut Benefit Plans" and together with the Stanley Bermuda Benefit Plans, the "Stanley Benefit Plans"). To the extent any Stanley Benefit Plan provides for the issuance or purchase of, or otherwise relates to, Stanley Connecticut Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Stanley Bermuda Common Shares. Stanley Connecticut will amend or replace, as appropriate, certain plans and agreements that include change in control provisions such that, following the Effective Time, those agreements will apply to a change in control of Stanley Bermuda. Stanley Connecticut and Stanley Bermuda shall use their best efforts (including entering into such amendments to Stanley Benefit Plans as may be reasonably necessary prior to the Effective
Time) to effect the provisions set forth in this Section 4.1 with respect to any applicable Stanley Benefit Plan.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

   5.1  Conditions to Each Party's Obligation to Effect the Merger.

   The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

      (a) Shareholder Approval. The Stanley Connecticut Shareholder Approval shall have been obtained.

      (b) Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by Stanley Bermuda in connection with the issuance of the Stanley Bermuda Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

      (c) NYSE Approval. The New York Stock Exchange (the "NYSE") shall have confirmed that the Stanley Bermuda Common Shares have been approved for listing on the NYSE, subject to notice of issuance, and may trade on the NYSE and succeed to the ticker symbol "SWK."

      (d) Governmental, Regulatory and Other Material Third-Party
   Consents. All filings required to be made prior to the Effective Time of the Merger with, and all material consents, approvals, permits, waivers and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

      (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

      (f) Adoption of Agreement by Merger Sub and US Holdings. Prior to the annual meeting of shareholders of Stanley Connecticut convened for the purpose of obtaining the Stanley Shareholder Approval (i) US Holdings shall have been formed as a Connecticut corporation and a direct, wholly-owned subsidiary of Stanley Bermuda, under the name "Stanley US Holdings, Inc.,"
   (ii) Merger Sub shall have been formed as a Connecticut corporation and a direct, wholly-owned subsidiary of US Holdings, under the name "Stanley Mergerco, Inc.," (iii) each of Merger Sub and US Holdings (x) shall have adopted and duly executed a counterpart to this Agreement in accordance with the applicable provisions of the CBCA, and (y) shall have adopted and duly executed all documents necessary to effect their formation and capitalization, and (iv) US Holdings shall have approved this Agreement in accordance with the CBCA.

                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

   6.1  Termination.

   This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stanley Connecticut Shareholder Approval, by action of the Board of Directors of Stanley Bermuda or Stanley Connecticut.

   6.2  Effect of Termination.

   In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Stanley Connecticut, Merger Sub, US Holdings or Stanley Bermuda, other than the provisions of this Article VI and
Article VII.

   6.3  Amendment.

   This Agreement may be amended by the parties at any time before or after the Stanley Connecticut Shareholder Approval; provided, however, that after any such approval there shall not be made any amendment that alters or changes the amount or kind of shares to be received by shareholders in the Merger; alters or changes any term of the certificate of incorporation of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the directors of the Surviving Corporation; or alters or changes any other terms or conditions of this Agreement if such alteration or change would adversely affect the holders of shares of Stanley Connecticut Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   6.4  Waiver.

   At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

   6.5  Procedure for Termination, Amendment, Extension or Waiver.

   A termination of this Agreement pursuant to Section 6.1, an amendment of this Agreement pursuant to Section 6.3 or a waiver pursuant to Section 6.4 shall, in order to be effective, require action by the Board of Directors of Stanley Connecticut and Stanley Bermuda.

                                  ARTICLE VII

                              GENERAL PROVISIONS

   7.1  Notices.

   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)  if to Stanley Bermuda:

          The Stanley Works, Ltd.
          c/o The Stanley Works
          1000 Stanley Drive
          New Britain, Connecticut 06053
          Attention: General Counsel

  (b)  if to Stanley Connecticut:

          The Stanley Works
          1000 Stanley Drive
          New Britain, Connecticut 06053
          Attention: General Counsel

  (c)  if to US Holdings:

          Stanley US Holdings, Inc.
          c/o The Stanley Works
          1000 Stanley Drive
          New Britain, Connecticut 06053
          Attention: General Counsel

  (d)  if to Merger Sub:

          Stanley Mergerco, Inc.
          c/o The Stanley Works
          1000 Stanley Drive
          New Britain, Connecticut 06053
          Attention: General Counsel

   7.2  Entire Agreement; No Third-party Beneficiaries.

   This Agreement (including the documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (b) is not intended to confer upon any person other than the parties any rights or remedies.

   7.3  Governing Law.

   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   IN WITNESS WHEREOF, Stanley Connecticut and Stanley Bermuda have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                              THE STANLEY WORKS, LTD.

                                              By: /S/  JAMES M. LOREE
                                                  ------------------------------
                                                  Name: James M. Loree
                                                  Title: Chief Financial Officer

                                              THE STANLEY WORKS

                                              By: /S/  BRUCE H. BEATT
                                                  ------------------------------
                                                  Name: Bruce H. Beatt
                                                  Title: Vice President

   IN WITNESS WHEREOF, US Holdings and Merger Sub have caused this Agreement to
be signed by its officer thereunto duly authorized, as of      , 2002.

                                              STANLEY US HOLDINGS, INC.

                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                              STANLEY MERGERCO, INC.

                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                      Exhibit A

                       Stanley Connecticut Benefit Plans

..   1988 Long Term Stock Incentive Plan, as amended

..   Management Incentive Compensation Plan effective January 4, 1998

..   Deferred Compensation Plan for Participants in Stanley's Management
    Incentive Plan effective January 1, 1996

..   Restated and Amended 1990 Stock Option Plan

..   1997 Long Term Incentive Plan

..   The Stanley Works 2001 Long-Term Incentive Plan

..   Employee Stock Purchase Plan as amended effective January 1, 1999

..   Supplemental Retirement and Account Value Plan for Salaried Employees of
    The Stanley Works effective as of June 30, 2001

..   Pension Plan for Hourly Paid Employees of The Stanley Works Effective
    January 1, 1989 (1994 Restatement)

..   Stanley Account Value Plan (as amended)

FORM No. 2                                                             Annex II


                                     [LOGO]
                                    BERMUDA

                            THE COMPANIES ACT 1981

        ALTERED MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
                             Section 7(1) and (2)

                           MEMORANDUM OF ASSOCIATION

                                      OF

                            The Stanley Works, Ltd.
                  (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

                                Bermudian Status Nationality Number of Shares
   Name and Address               (Yes or No)                   Subscribed
   ----------------             ---------------- ----------- ----------------
   Peter Bubenzer..............       Yes          British          1
   Cedar House, 41 Cedar Avenue
   Hamilton HM 12, Bermuda

   Bernett Cox.................       Yes          British          1
   Cedar House, 41 Cedar Avenue
   Hamilton HM 12, Bermuda

   Antoinette Simmons..........       Yes          British          1
   Cedar House, 41 Cedar Avenue
   Hamilton HM 12, Bermuda

   Elcie Place.................       Yes          British          1
   Cedar House, 41 Cedar Avenue
   Hamilton HM 12, Bermuda

   do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. The Company is to be an Exempted Company as defined by the Companies Act
   1981.

4. The Company will not hold land situate in Bermuda.

5. The authorised share capital of the Company is US$12,000 divided into 1,200,000 ordinary shares of US$0.01 each. The minimum subscribed share capital of the Company is $12,000 in United States currency.

6. The objects for which the Company is formed and incorporated are:

   (a) To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

   (b) To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

   (c) To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies now or hereafter incorporated or acquired which may be or may become a Group Company (which expression, in this and the next following paragraph, means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in The Companies Act 1981) or, with the prior written approval of the Minister of Finance, to any company or companies now or hereafter incorporated or acquired with which the Company may be or may become associated;

   (d) To provide financing and financial investment, management and advisory services to any Group Company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company by such bank:

       Provided that the Company shall not be deemed to have the power to act as executor or administrator, or as trustee, except in connection with the issue of bonds and debentures by the Company or any Group Company or in connection with a pension scheme for the benefit of employees or former employees of the Company or a Group Company or their respective predecessors, or the dependants or connections of such employees or former employees;

   (e) To create, issue or in any other manner be party to choses in action and personalty of all kinds not otherwise requiring a licence under Bermuda law.

   (f) As set out in the Second Schedule attached.

7. The Company has the following powers:

   (a) to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by the creation and issue of securities;

   (b) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company;

   (c) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

   (d) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

   (e) to issue and allot securities of the company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

   (f) to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the company or whom the company considers have any moral claim on the company or to their relations connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment towards insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

   (g) subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed; and

   (h) to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

----------------------------------  ------------------------------------
----------------------------------  ------------------------------------
----------------------------------  ------------------------------------
----------------------------------  ------------------------------------
(Subscribers)                       (Witnesses)

Subscribed this   day         , 2002

                            THE COMPANIES ACT 1981

                    FIRST SCHEDULE         (section 11(1))

A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of law or its memorandum--

 (1) [repealed by 1992:51]

 (2) to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

 (3) to apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

 (4) to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

 (5) to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

 (6) subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

 (7) to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

 (8) to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

 (9) to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

(10) to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

(11) to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

(12) to take land in Bermuda by way of lease or letting agreement for a term not exceeding fifty years, being land bona fide required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

(13) except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

(14) to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

(15) to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

(16) to borrow or raise or secure the payment of money in such manner as the company may think fit;

(17) to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

(18) when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

(19) to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

(20) to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

(21) to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

(22) to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

(23) to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

(24) to establish agencies and branches;

(25) to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

(26) to pay all costs and expenses of or incidental to the incorporation and organization of the company;

(27) to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

(28) to do any of the things authorised by this Schedule and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

(29) to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                                SECOND SCHEDULE

(a) packaging of goods of all kinds;

(b) buying, selling and dealing in goods of all kinds;

(c) designing and manufacturing of goods of all kinds;

(d) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(e) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(f) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(g) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(h) ships and aircraft owners, managers, operators, agents, builders and repairers;

(i) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(j) travel agents, freight contractors and forwarding agents;

(k) dock owners, wharfingers, warehousemen;

(l) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(m) all forms of engineering;

(n) developing, operating, advising or acting as technical consultants to any other enterprise or business;

(o) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

(p) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(q) buying, selling, hiring, letting and dealing in conveyances of any sort; and

(r) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

(t) to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

(u) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

Provided that none of these objects shall enable the company to carry on restricted business activity as set out in the Ninth Schedule except with the consent of the Minister.

                                                                      Annex III

                         AMENDED AND RESTATED BYE-LAWS

                                      OF

                            THE STANLEY WORKS, LTD.

   I HEREBY CERTIFY that the within written Amended and Restated Bye-laws are a true copy of the Amended and Restated Bye-laws of THE STANLEY WORKS, LTD. as
approved at the meeting of the above Company on the day of      , 2002.


                                          --------------------------------------
                                                        Director

                                     INDEX

           BYE-LAW                       SUBJECT
           -------                       -------

            1-6    --              Share Capital, Rights and Voting
             7     --                            Transfer of Shares
           8-12    --                        Transmission of Shares
            13     --                         Alteration of Capital
            14     --                           Seal of the Company
           15-25   --              General Meetings of Shareholders
           26-33   --                            Board of Directors
            34     --                                    Committees
           35-48   --                                      Officers
            49     --                            Accounting Records
            50     --                        Appointment of Auditor
           51-55   --                                     Indemnity
            56     --             Sale, Lease or Exchange of Assets
            57     --                                    Amendments

                         AMENDED AND RESTATED BYE-LAWS

                                      OF

                            THE STANLEY WORKS, LTD.

                       SHARE CAPITAL, RIGHTS AND VOTING

1. Share Capital and Rights. The authorized share capital of the Company is U.S.$2,100,000 divided into 200,000,000 common shares, par value U.S. $.01 per share (the "Common Shares"), and 10,000,000 preferred shares, par value U.S.$.01 per share (the "Preferred Shares").

    A. Terms of the Common Shares.

       Subject to these Bye-laws, holders of the Common Shares shall:

       1. be entitled to one vote for each Common Share held by such holder, on the relevant record date, on all matters submitted to a vote of the shareholders;

       2. be entitled to such dividends and other distributions in cash, shares or property of the Company out of assets or funds of the Company legally available therefor, as the Board of Directors may from time to time declare;

       3. generally be entitled to enjoy all of the rights attaching to shares under the Companies Act (as used herein, the "Companies Act" means every Bermuda Statute from time to time in force concerning companies insofar as the same applies to the Company); and

       4. for the purposes of these Bye-laws, the rights attaching to any of the Common Shares shall be deemed not to be altered by the allotment or issue by the Company of other shares ranking in priority for payment of dividends or with respect to capital, or which confer on the holders voting rights more favourable than those conferred on the Common Shares, and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari pasu with such Common Shares, or by the purchase or redemption by the Company of any of its own shares.

    B. Terms of the Preferred Shares. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any of the Preferred Shares in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at the option of the Company or the holders, or both, at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (d) convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

    C. Power to Issue Shares. Subject to these Bye-laws, the Board of Directors shall have power to issue any authorized and unissued shares of the Company on such terms and conditions as it may determine. The Company may from time to time issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares, including, but not limited to, the right to vote, to receive dividends and distributions and to participate in a winding up.

2. Options and Warrants. The Board of Directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

3. Purchase of Shares by Company. The Board of Directors may, at its discretion, authorize the purchase by the Company of its own shares of any class upon such terms as the Board may determine, at any price (whether at par or above or below par), provided always that such purchase is effected in accordance with the provisions of the Companies Act.

4. No Preemptive Rights. No holder of shares of any class or other securities of the Company shall as such holder have any preemptive right to purchase shares of any class or other securities of the Company or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of the Company, whether such shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Company or subjected to rights or options to purchase granted by the Company.

5. Dividends and Other Payments. The Board of Directors may from time to time declare dividends or distributions out of assets or funds of the Company legally available therefor, including distributions out of contributed surplus, to be paid to the shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Company may deduct from any dividend, distribution or other monies payable to a shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by the shareholder to the Company on account of calls or otherwise in respect of shares of the Company. No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

6. Certificates. At the discretion of the Board of Directors or the Secretary, the Company may issue shares in uncertificated form upon the initial issuance of such shares or thereafter upon surrender of the certificates representing such shares. Signatures on share certificates may be original signatures, or facsimiles or printed versions of such signatures.

                              TRANSFER OF SHARES

 7. Transfer of Shares. Subject to the Companies Act and these Bye-laws, any shareholder may transfer all or any of the holder's shares by an instrument of transfer in the usual common form or in any other form which the Board of Directors or the Company's transfer agent may approve. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid, the instrument of transfer shall also be signed by or on behalf of the transferee. The Board may decline to register any transfer unless:

             (a) the instrument of transfer is duly stamped and lodged with the
                 Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

             (b) the instrument of transfer is in respect of only one class of share; and

             (c) where applicable, all consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

   Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law 7.

                            TRANSMISSION OF SHARES

 8. Representative of a Deceased Shareholder. If a shareholder dies, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where the deceased was a sole holder, shall be the only person recognised by the Company as having any title to the deceased holder's shares. Nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by such deceased holder solely or jointly with other persons. For the purpose of this Bye-law, the legal personal representative means the person to whom probate or letters of administration has or have been granted, or failing any such person, such other person as the Board of Directors may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

 9. Registration on Death or Transfer by Operation of Law. Any person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law, may be registered as a shareholder or may elect to nominate some person to be registered as a transferee of such share upon such evidence being produced as may from time to time be required by the Board of Directors or the Company's transfer agent. In either case, the Company shall have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that shareholder before such shareholder's death or transfer by operation of law, as the case may be.

10. Dividend Entitlement of Transferee. A person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board of Directors as to such entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but such person shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company (whether annual or special) or, except as aforesaid, to exercise in respect of the share any of the rights or privileges of a shareholder until such person shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

11. Ownership of Shares. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

12. Exercise of Power by Secretary. Subject to any directions of the Board of Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 8, 9, 10 and 11.

                             ALTERATION OF CAPITAL

13. Alteration of Capital. The Company may from time to time by resolution of the shareholders or where required, of a separate class of shareholders:

             (a) increase its authorized share capital by new shares of such amount and par value as it thinks expedient;

             (b) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

             (c) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

             (d) subdivide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

             (e) make provision for the issue and allotment of shares which do not carry any voting rights;

             (f) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

             (g) change the currency denomination of its share capital.

                              SEAL OF THE COMPANY

14. Seal of the Company. The corporate seal of the Company shall be in the custody of the Secretary and either the Secretary or any other officer of the Company shall have the power to affix the seal for the Company; provided that any director or officer of the Company, or any resident representative of the Company appointed pursuant to the Companies Act (a "Resident Representative"), may affix a corporate seal over his or her signature alone to authenticate copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such director, officer or Resident Representative. For the purposes of share certificates, the seal of the Company may be represented either by the original seal, or a facsimile or a printed version of the seal.

                       GENERAL MEETINGS OF SHAREHOLDERS

15. Annual General Meeting. The annual general meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect directors, appoint auditors and transact such other business as may properly be brought before the meeting.

16. Special General Meetings. Special general meetings of shareholders, for any purpose or purposes, may be called by any of: (a) the Chairman of the Board of Directors, (b) the Deputy Chairman, (c) the Board of Directors,
    (d) the President, or (e) the shareholders when requisitioned by shareholders pursuant to and in accordance with the provisions of the Companies Act. Such request shall state the purpose or purposes of the proposed meeting. At a special general meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

17. Place of Meetings. All general meetings of the shareholders may be held in Bermuda or at such other place and at such time as may be designated by the Chairman of the Board, the Deputy Chairman or the President and specified in the notice of meeting.

18. Notice of Meetings. Written notice of each annual or special general meeting of the shareholders, stating the day, time, place, and purposes thereof, shall be given, not less than ten nor more than sixty days before the date of the meeting, to each shareholder of record as of the applicable record date who is entitled to vote at such meeting, by mail or by e-mail or any other electronic means at the shareholder's address as it appears on the register of shareholders or at any other address given in writing by such shareholder to the Company for such purpose. Notice of each annual or special general meeting shall also be given in the same manner as described above to any Resident Representative of the Company who has delivered a written notice to the Company's registered office requiring that such notice be sent to such Resident Representative. Any notice given in the manner set forth in this Bye-law 18 shall be deemed duly given and shall be deemed to have been served five days after dispatch if sent by post or twenty-four hours after its dispatch by any other means. Any shareholder or Resident Representative may waive any notice required to be given by law, the Memorandum, or the Bye-laws, and the attendance of any shareholder at any meeting, whether in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

19. Proxies. Instruments executed by any shareholder appointing a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board of Directors or the Secretary of the Company shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the New York Stock Exchange or such other exchange or exchanges on which the Company's shares are listed. No such instrument appointing a proxy or corporate representative shall be voted or acted upon after two years from its date.

20. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders; provided that at any meeting duly called at which a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn such meeting from time to time without notice other than by announcement of the chairman of the meeting; and provided further that any meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to Bye-law 18 in the event that such meeting is to be reconvened.

21. Chairman of Meeting. The Chairman of the Board (if any) or, in his or her absence, the Deputy Chairman or, in his or her absence, the President, shall preside as chairman at every general meeting. In the absence of the Chairman of the Board, the Deputy Chairman and the President, the directors present shall choose one of their number to act or if one director only is present he or she shall preside as chairman if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote at the meeting shall elect one of their number to be chairman.

22. Voting. At all general meetings of the shareholders at which a quorum is present any question or proposal shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital shares present in person or represented by proxy and entitled to vote on such question on the relevant record date, voting as a single class, except as otherwise required by law, the Memorandum of Association or these Bye-laws and except that directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at such general meeting. Notwithstanding the foregoing, the affirmative vote of the holders of a majority of the issued shares outstanding on the applicable record date shall be required to approve an amalgamation pursuant to Section 106 of the Companies Act, as it shall be amended from time to time. The number of votes cast in favour or against such question or proposal, or abstaining shall be determined by a poll of the votes cast.

23. Record Date.

    A. General Meetings. In order that the Company may determine the shareholders entitled to notice of or to vote at any general meeting of shareholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    B. Written Consent Solicitation. In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Bermuda, its principal executive offices, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolutions taking such prior action.

    C. Dividends and Distributions. In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

24. Business to be Transacted.   No business may be transacted at an annual
    general meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual general meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (c) by any shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (d) otherwise properly brought before the annual general meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Bye-law 25 and on the record date for the determination of shareholders entitled to vote at such annual general meeting and (ii) who complies with the notice procedures set forth in this Bye-law 24.

    A. Timely Notice. In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting of shareholders; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever first occurs.

    B. Written Notice. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual general meeting (i) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting,
       (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting.

    C. Business Conducted at Meeting. No business shall be conducted at the annual general meeting of shareholders except business brought before the annual general meeting in accordance with the procedures set forth in this Bye-law 24; provided, however, that, once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Bye-law 24 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual general meeting determines that business was not properly brought before the annual general meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

25. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in these Bye-laws with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (c) by any share-holder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Bye-law 25 and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in this Bye-law 25.

    A. Timely Notice. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual general meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting of shareholders; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever first occurs; and (b) in the case of a special general meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.

    B. Written Notice. To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, in its notice, and
       (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    C. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Bye-law 25. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                              BOARD OF DIRECTORS

26. Number; Election; Term. The number of directors shall be not less than seven or more than fifteen. The number of directors to be elected at any time within the minimum and maximum limitations specified in the preceding sentence shall be determined from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the directors in office. All directors shall be shareholders of record of the Company. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the directors in office. The term of the initial Class I directors shall terminate on the date of the 2003 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2004 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2005 annual general meeting. At each annual general meeting of shareholders beginning in 2003, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of Preferred Shares, any casual vacancy may be filled by a majority of the Board of Directors then in office, provided that a quorum is present. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. During any vacancy in the Board of Directors, the remaining directors shall have full power to act as the Board of Directors of the Company. Any director may be removed from office but only for cause by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class; provided, however, that any meeting convened and held to consider the removal of a director shall be convened and held in accordance with the requirements of the Companies Act. No person may be elected or appointed to serve as director except as provided in this Bye-law 26, and no person may be elected or appointed to serve as an alternate director under the provisions of the Companies Act.

27. Quorum; Chairman of Meetings. A majority of the directors in office at the time shall constitute a quorum for a meeting of the Board of Directors; provided that at any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the chairman of the meeting. At such meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present except as expressly pro-vided in these Bye-laws. The Chairman of the Board or, in his or her absence, the Deputy Chairman, or in his or her absence, the President, shall preside as chairman at every meeting of the Board of Directors. In the absence of the Chairman, Deputy Chairman and President, the directors present may choose one of their number to be chairman of the meeting.

28. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be provided for in resolutions adopted by the Board.

29. Special Meetings. Special meetings of the Board of Directors may be held at any time upon call by the Chairman of the Board, the Deputy Chairman, the President or written application of three of the directors.

30. Notice of Meetings. Notice of any organization, regular or special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, e-mail or any other electronic means on not less than twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any director may waive any notice required to be given by law, the Memorandum or these Bye-laws, and the attendance of a director at a meeting shall be deemed to be a waiver by such director of notice of such meeting. The accidental omission to give notice of a meeting to any director shall not invalidate the proceedings at that meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular or special meeting.

31. Action by Written Resolution. A resolution in writing signed by all the directors in office or by all the members of a committee shall have the same force and effect as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the directors or members of the committee concerned. A resolution in writing made in accordance with this section shall constitute minutes of the proceedings for purposes of the Companies Act.

32. Compensation. The Board of Directors is authorized to fix, from time to time, reasonable compensation for directors and to provide a fee and reimbursement of expenses for attendance at any meeting of the Board or at any meeting of any committee of the Board to be paid to each director who is not otherwise a salaried officer or employee of the Company; provided, that nothing contained in this Bye-law shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

33. Validity of Appointment. All acts done by the Board of Directors or by any committee or by any person acting as a director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director, member of such committee or person so authorised.

                                  COMMITTEES

34. Committees. The Board of Directors may from time to time designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Temporary members thus appointed to attend meetings shall act as regular members and shall have the right to vote. Any member of any committee may be removed at any time at the pleasure of the Board. Any committee to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Each committee shall fix its own rules as to procedure and calling of meetings. It shall appoint a Secretary, who need not be a member of the committee. Such Secretary shall call meetings of the committee on the request of the Chair of the committee or any two members and shall keep permanent records of all of its proceedings. A majority of the members of any committee shall constitute a quorum.

                                   OFFICERS

35. Officers Designated. Only the Board of Directors shall have the power to elect officers, which may include a Chairman, one or more Deputy Chairmen, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Treasurers and Assistant Secretaries and such other officers, agents and employees as it may deem expedient. Notwithstanding the foregoing, the Company shall have a President and a Vice President, or a Chairman and a Deputy Chairman, who shall be directors of the Company.

36. Chairman of the Board. If the directors have elected a Chairman, the Chairman shall preside at all meetings of the Board except that in the Chairman's absence the Deputy Chairman shall preside, and in the absence of the Deputy Chairman, the President shall preside. In the absence of the Chairman, the Deputy Chairman and the President, the directors present shall designate one of their number to preside. The Chairman shall have such additional duties as the Board of Directors may assign.

37. Deputy Chairman of the Board. The Deputy Chairman of the Board, if any, shall have such powers and perform such duties as appertain to that office and as may be prescribed by the Board. In the Chairman's absence, the Deputy Chairman shall preside at all meetings of the Board.

38. Chief Executive Officer. One of the officers shall be appointed Chief Executive Officer of the Company by the Board of Directors. Subject to the Board of Directors and the Executive Committee, the Chief Executive Officer shall have general supervision and control of the policies, business and affairs of the Company.

39. President. The President shall be elected by the Directors and shall have such powers and perform such duties as the Board of Directors may assign. In the Deputy Chairman's absence, the President shall preside at all meetings of the Board.

40. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the Board of Directors or determined by the Chief Executive Officer.

41. Treasurer. The Treasurer shall have the oversight and control of the funds of the Company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Company except as otherwise provided in these Bye-laws.

42. Controller. The Controller shall have the oversight and control of the accounting records of the Company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Company.

43. Secretary. It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of Directors of the Company, and of its Committees, and to authenticate records of the Company.

44. Assistant Treasurers. The Assistant Treasurers shall have such duties as the Treasurer shall determine.

45. Assistant Secretaries. The Assistant Secretaries shall have such duties as the Secretary shall determine.

46. Other Officers. The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed at any time at the pleasure of the Board of Directors.

47. Change in Power and Duties of Officers. Anything in these Bye-laws to the contrary notwithstanding, the Board may, from time to time, increase or reduce the powers and duties of the respective officers of the Company whether or not the same are set forth in these Bye-laws and may permanently or temporarily delegate the duties of any officer to any other officer, agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.

48. Compensation. The Board is authorized to determine or to provide the method of determining the compensation of officers.

                              ACCOUNTING RECORDS

49. Records of Account. The Company will cause to be kept proper records of account in accordance with the Companies Act. The records of account shall be kept at the registered office of the Company or at such other place or places as the Board of Directors thinks fit, and shall at all times be open to inspection by the directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each six month period. No shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board. A copy of the financial statements which are to be laid before the Company in general meeting, together with the auditor's report, shall be sent to each person entitled thereto in accordance with the Companies Act.

                            APPOINTMENT OF AUDITOR

50. Appointment of Auditor. The shareholders of the Company at each annual general meeting shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the shareholders appoint another auditor in accordance with the Companies Act. The remuneration of the auditor shall be fixed by the Board of Directors or in such manner as the Board may determine.

                                   INDEMNITY

51. Exemption and Indemnification. A director of the Company will not be personally liable to the Company or its shareholders for monetary damages to the fullest extent permitted by law.

52. General Scope of Indemnification. The Company shall indemnify any director, officer, Resident Representative or any former director, officer or Resident Representative of the Company, or any person who is serving or has served at the request of the Company as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be made a party by reason of the fact that he or she is or was such director, officer, Resident Representative or trustee; provided always that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Act.

53. Claims by, or in Right of, the Company. In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify each person indicated in Bye-law 52 against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the Supreme Court in Bermuda or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

54. Indemnification in Advance of Final Disposition. Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Bye-laws 52 and 53 may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, trustee or other indemnitee to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in these Bye-laws.

55. Non-Exclusive. It being the policy of the Company that indemnification of the persons specified in Bye-laws 52 and 53 shall be made to the fullest extent permitted by law, the indemnification provided by Bye-laws 52 through 54 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum of Association, these Bye-laws, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer, or trustee. As used in this Bye-law 55, references to the "Company" include all constituent corporations in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by Bye-laws 52 through 54 shall continue as to a person who has ceased to be a director, officer, trustee or Resident Representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                       SALE, LEASE OR EXCHANGE OF ASSETS

56. Sale, Lease or Exchange of Assets. The Board of Directors is hereby expressly authorized to sell, lease or exchange all or substantially all of the Company's property and assets, including the Company's goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the Company, subject to the authorization by a resolution adopted by the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto. Notwithstanding authorization or consent to a proposed sale, lease or exchange of the Company's property and assets by the shareholders, the Board of Directors may abandon such proposed sale, lease or exchange without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating thereto.

                                  AMENDMENTS

57. Amendments by Majority Vote. These Bye-laws may be altered, changed, or amended in any respect, or superseded by new Bye-laws, in whole or in part, by the Board of Directors, subject to approval by the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto at an annual or special general meeting called for such purpose or without a meeting by the written consent of all of the holders of record of shares of the Company.

      Directions to Stanley's Special Meeting of Shareholders

THE STANLEY WORKS
1000 Stanley Drive
New Britain, Connecticut 06053

-------------------------------------------------------  ----------------------------------------------------
FROM NEW YORK STATE, DANBURY,                            FROM MASSACHUSETTS OR BRADLEY
WATERBURY VIA I-84 EAST:                                 AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Feinemann Road).                               Exit #37 (Feinemann Road).
Right at stop light at end of ramp.                      Right at stop light at end of ramp.
Right at first stop light onto Slater Road.              Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for                     Approximately 1 mile to entrance for
Mountain View Corporate Park                             Mountain View Corporate Park
(Stanley Drive).  Right into entrance,                   (Stanley Drive).  Right into entrance,
follow driveway to The Stanley Works.                    follow driveway to The Stanley Works.
-------------------------------------------------------  ----------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.


      Section 33-771 of the Connecticut Business Corporation Act as amended permits the indemnification of directors as long as such director's behavior conforms to certain standards. Section 33-636 provides that a corporation's certificate of incorporation may limit personal liability and make indemnification obligatory under certain circumstances. Article V of The Stanley Works Bylaws provides for the indemnification and reimbursement of, and advances of expenses to directors, officers, employees or agents of the corporation or of those who served at the corporation's request, provided that such exemption satisfies the Connecticut Business Corporation Act. Section 11 of The Stanley Works restated certificate of incorporation limits director liability to the company or its shareholders for monetary damages to the amount of compensation for serving the corporation during the year of violation, to the extent permitted by the Connecticut Business Corporation Act.


      Stanley Bermuda is a Bermuda company. Section 98 of the Companies Act of 1981 of Bermuda (the "Companies Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

      Stanley Bermuda has approved provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Act.

Item 21.  Exhibits and Financial Statement Schedules.


Exhibit
No.                        Description
---                        -----------

2                 Agreement and Plan of Merger, between The Stanley Works, Ltd. and The Stanley Works (included as annex I to the proxy statement/prospectus).

3.1.1             Memorandum of Association of The Stanley Works, Ltd.  (included as annex II to the proxy statement/prospectus).

3.1.2             Restated Certificate of Incorporation of The Stanley Works
                  (incorporated by reference to Exhibit 3(i) to the Annual
                  Report on Form 10-K for the year ended January 2, 1999).

3.2.1             Amended and Restated Bye-laws of The Stanley Works, Ltd. (included as annex III to the proxy statement/prospectus).

3.2.2             The Stanley Works Bylaws as amended October 17, 2001
                  (incorporated by reference to Exhibit 3(ii) to the Annual
                  Report on Form 10-K for the year ended December 29, 2001).

4.1               Form of Rights Agreement between The Stanley Works, Ltd. and the Rights Agent named therein.

5.1               Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.

8.1               Opinion of Appleby, Spurling & Kempe as to certain Bermuda tax matters (included in Exhibit 5.1).

8.2               Opinion of Ernst & Young LLP as to certain U.S. tax matters.

8.3               Opinion of Ernst & Young LLP as to certain Barbados tax matters.

23.1              Consents of Appleby, Spurling & Kempe (included in Exhibit 5.1).

23.2              Consents of Ernst & Young LLP (included in Exhibits 8.2 and 8.3).

23.3              Consent of Ernst & Young LLP.*

24                Powers of Attorney (included in the signature pages to the Registration Statement).

99.1              Form of Proxy for Registered Shareholders.*

99.2              Form of Proxy for Participants in the Stanley Account Value (401(k)) Plan. *

-------------------
*     Filed herewith

Item 22. Undertakings.

                  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  The registrants undertake that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


                  The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Britain, Connecticut on June 21, 2002.

                                           THE STANLEY WORKS
                                              (Registrant)

                                           By:  /s/ John M. Trani
                                                -------------------------
                                                    John M. Trani
                                                    Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacity and on the dates indicated.


Signature                                  Title                                     Date

/s/ John M. Trani *                        Chairman  and Chief Executive Officer     June 21, 2002
------------------------------------------ (Principal Executive Officer)
John M. Trani

/s/ James M. Loree*                        Chief Financial Officer                   June 21, 2002
------------------------------------------ (Principal Financial and Accounting
James M. Loree                             Officer)

/s/ John G. Breen *                        Director                                  June 21, 2002
------------------------------------------
John G. Breen

/s/ Robert G. Britz *                      Director                                  June 21, 2002
------------------------------------------
Robert G. Britz

/s/ Stillman B. Brown *                    Director                                  June 21, 2002
------------------------------------------
Stillman B. Brown

/s/ Emmanuel A. Kampouris *                Director                                  June 21, 2002
------------------------------------------
Emmanuel A. Kampouris

/s/ Eileen S. Kraus *                      Director                                  June 21, 2002
------------------------------------------
Eileen S. Kraus

/s/ John D. Opie *                         Director                                  June 21, 2002
------------------------------------------
John D. Opie

/s/ Derek V. Smith *                       Director                                  June 21, 2002
------------------------------------------
Derek V. Smith

/s/ Kathryn D. Wriston *                   Director                                  June 21, 2002
------------------------------------------
Kathryn D. Wriston                                                                   June 21, 2002

* By: /s/ Bruce H. Beatt
------------------------------------------
Attorney-in-fact

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Britain, Connecticut on June 21, 2002.


                                                THE STANLEY WORKS, LTD.
                                                         (Registrant)

                                                By:  /s/ John M. Trani
                                                     -----------------------
                                                         John M. Trani
                                                         Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacity and on the dates indicated.


Signature                                  Title                                     Date

/s/ John M. Trani*                         Chief Executive Officer                   June 21, 2002
------------------------------------------ (Principal Executive Officer)
John M. Trani

/s/ James M. Loree*                        Chief Financial Officer                   June 21, 2002
------------------------------------------ (Principal Financial and Accounting
James M. Loree                             Officer)

/s/ Bruce H. Beatt*                        Director                                  June 21, 2002
------------------------------------------
Bruce H. Beatt

/s/ Michael A. Bartone*                    Director                                  June 21, 2002
------------------------------------------
Michael A. Bartone

/s/ Kathryn Partridge*                     Director                                  June 21, 2002
------------------------------------------
Kathryn Partridge

* By: Bruce H. Beatt*
------------------------------------------
Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
  No.                                                    Description
  ---                                                    -----------

  2               Agreement and Plan of Merger, between The Stanley Works, Ltd. and The Stanley Works
                  (included as annex I to the proxy statement/prospectus).

  3.1.1           Memorandum of Association of The Stanley Works, Ltd. (included as annex II to the proxy statement/prospectus).

  3.1.2           Restated Certificate of Incorporation of The Stanley Works
                  (incorporated by reference to Exhibit 3(i) to the annual
                  Report on Form 10-K for the year ended January 2, 1999).

  3.2.1           Amended and Restated Bye-laws of The Stanley Works, Ltd. (included as annex III to
                  the     proxy statement/prospectus).

  3.2.2           The Stanley Works Bylaws as amended October 17, 2001
                  (incorporated by reference to Exhibit 3(ii) to the Annual
                  Report on Form 10-K for the year ended December 29, 2001).

  4.1             Form of Rights Agreement between The Stanley Works, Ltd. and the Rights Agent named therein.

  5.1             Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.

  8.1             Opinion of Appleby, Spurling & Kempe as to certain Bermuda tax matters (included in
                  Exhibit 5.1).

  8.2             Opinion of Ernst & Young LLP as to certain U.S. tax matters.

  8.3             Opinion of Ernst & Young LLP as to certain Barbados tax matters.

23.1              Consents of Appleby, Spurling & Kempe (included in Exhibit 5.1).

23.2              Consents of Ernst & Young LLP (included in Exhibits 8.2 and 8.3).

23.3              Consent of Ernst & Young LLP.*

24                Powers of Attorney (included in the signature pages to the Registration Statement).

99.1              Form of Proxy for Registered Shareholders.*

99.2              Form of Proxy for Participants in the Stanley Account Value (401(k)) Plan.*

-----------
* Filed herewith